EXHIBIT 10.22
CONSTRUCTION LOAN AGREEMENT
This Construction Loan Agreement (the “AGREEMENT”) is dated as of the 19th day of December, 2006, and is by and between CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association headquartered at Omaha, Nebraska.
WHEREAS, BORROWER has requested BANK to lend to BORROWER up to the sum of the lesser of (i) Eighty-Three Million and No/100 Dollars ($83,000,000.00) or (ii) fifty-five percent (55%) of the TOTAL PROJECT COST as shown in the TOTAL PROJECT COST STATEMENT (the “CONSTRUCTION LOAN”), for the purpose of partially funding the cost of the construction of an ethanol plant on the real estate described in Exhibit F attached hereto and by this reference made a part hereof (the “PROPERTY”) together with a Ten Million and No/100 Dollars ($10,000,000.00) revolving line of credit (“REVOLVING LOAN”), up to Three Million and No/100 Dollars ($3,000,000.00) to support the issuance of Letters of Credit, and SWAP CONTRACTS with an additional exposure to BANK. The foregoing may be collectively referred to in this AGREEMENT as the “LOANS” and singly referred to as a “LOAN”.
WHEREAS, BANK is willing to provide such credit facilities to BORROWER upon the terms and conditions herein set forth.
SECTION 1 Definitions.
1.1 “ADJUSTED EBITDA” means EBITDA less taxes, less capital expenditures and less TAX DISTRIBUTIONS and other distributions permitted under this AGREEMENT, all experienced for the applicable reporting period.
1.2 “ASSIGNMENT OF CONSTRUCTION CONTRACT” means the assignment of that certain Lump Sum Design-Build Agreement (“CONSTRUCTION CONTRACT”) between BORROWER and Fagen, Inc. (the “DESIGN-BUILDER”) dated December 14, 2006 for construction of the PROJECT in accordance with PLANS, by which BORROWER assigns, as additional security for repayment of the OBLIGATIONS, BORROWER’s interest in the CONSTRUCTION CONTRACT in a form acceptable to BANK.
1.3 [RESERVED].
1.4 “BANKING DAY” means a day on which BANK is open for substantially all of its business. “EURODOLLAR BUSINESS DAY” means a BANKING DAY on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.
1.5 “BORROWING BASE” means the lesser of:
(i) $10,000,000.00,
or

(ii) The aggregate of (i) 75% of BORROWER’s corn inventory at current value on the date reported, plus (ii) 75% of the amount of BORROWER’s Ethanol and Distillers Grains Accounts aged thirty (30) days or less, excluding any such Accounts reasonably deemed ineligible by BANK, plus (iii) 75% of the amount of BORROWER’s USDA Commodity Credit Corporation Bioenergy Program Accounts or payments due BORROWER aged less than one hundred twenty (120) days, excluding any such Accounts or payments reasonably deemed ineligible by BANK, plus (iv) 75% of BORROWER’s Finished Goods-Ethanol and Distillers Grains Inventory (both wet and dry), valued at the lower of cost or market.
1.6 “CLOSING” shall mean the date on which BANK receives this AGREEMENT, executed by BORROWER, together with the CONSTRUCTION NOTE, the REVOLVING NOTE and the other LOAN DOCUMENTS which must be delivered by the CLOSING as provided for in this Agreement.
1.7 “CONSTRUCTION LOAN TERMINATION DATE” means the earlier of (i) April 8, 2009, or (ii) such earlier date upon which BANK’s commitment to make a disbursement under the CONSTRUCTION LOAN is terminated in accordance with the terms of the CONSTRUCTION NOTE or this AGREEMENT.
1.8 “COMPLETION DATE” means the earlier of January 1, 2009, or the date BANK determines following a proper inspection and in the exercise of BANK’s reasonable discretion, that the PROJECT has been completed in accordance with the PLANS.
1.9 “CONSTRUCTION NOTE” means the promissory note of BORROWER in the form of Exhibit A evidencing borrowings under the CONSTRUCTION LOAN of up to a maximum amount of Eighty-Three Million and No/100 Dollars ($83,000,000.00).
1.10 “DRAW REQUEST” means forms acceptable to BANK to be submitted to BANK by BORROWER when an advance is requested under the CONSTRUCTION NOTE.
1.11 “EBITDA” means Earnings Before Interest, Taxes, Depreciation and Amortization, all experienced during the applicable reporting period, all as determined in accordance with GAAP.
1.12 “EVENT OF DEFAULT” has the meaning provided for in Section 7 of this AGREEMENT.
1.13 “EXCESS CASH FLOW” means ADJUSTED EBITDA, less scheduled payments on OBLIGATIONS, all experienced for the applicable reporting period.
1.14 “FIXED CHARGE COVERAGE RATIO” means the ratio derived when comparing (i) ADJUSTED EBITDA to (ii) BORROWER’s scheduled payments on the principal and interest of the OBLIGATIONS made during the applicable reporting period, excluding any principal repaid on REVOLVING LOAN and LONG TERM REVOLVING NOTE.
1.15 “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the accounting principles applied in the preparation of the annual financial statements of BORROWER referred to in Section 6.1 of this AGREEMENT and the PROJECTIONS described in Section 5.7 of this AGREEMENT. All accounting terms not otherwise defined in this AGREEMENT have the meaning assigned to them in accordance with GAAP.
1.16 “INDEBTEDNESS” means all indebtedness for borrowed money from any lender including long-term debt, short-term debt, the NEGATIVE TERMINATION VALUE of SWAP CONTRACTS, and capital leases.
1.17 “INDEPENDENT INSPECTOR” means the firm which will be retained by BANK, at BORROWER’s cost, to conduct on site inspections of the work-in-progress on the PROJECT, and to issue periodic reports to BANK as to the progress of construction of the PROJECT and adherence to the PLANS.
1.18 “INTEREST PERIOD” means for the FIXED RATE NOTE and VARIABLE RATE NOTE a period of three (3) months, and for the CONSTRUCTION NOTE, LONG TERM REVOLVING NOTE and REVOLVING NOTE a period of one (1) month; provided that:
     1.18.1 subject to clause 1.18.2 below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY; and
     1.18.2 no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE applicable to such NOTE.
1.19 “LIBOR RATE” shall mean, for each INTEREST PERIOD, the London Interbank Offered Rate for U.S. Dollar Deposits for such INTEREST PERIODS as quoted by the Bloomberg service or such other vendor chosen by BANK for the purpose of determining the London Interbank Offered Rate for U.S. Dollar Deposits for each INTEREST PERIOD.
1.20 “LOAN DOCUMENTS” means this AGREEMENT and each agreement or instrument referred to in Section 4 of this AGREEMENT which is executed by or on behalf of BORROWER to govern, evidence or secure the OBLIGATIONS.
1.21 “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the CONSTRUCTION NOTE, the CONSTRUCTION LOAN TERMINATION DATE, as to the REVOLVING NOTE, December 18, 2007, as to the FIXED RATE NOTE, the VARIABLE RATE NOTE, and as to the LONG TERM REVOLVING NOTE, a date which is five years subsequent to the CONSTRUCTION LOAN TERMINATION DATE, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK has received (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.
1.22 “MATERIAL ADVERSE EFFECT” means any event or circumstance that is reasonably likely to materially impair the ability of BORROWER to perform and pay the OBLIGATIONS and to perform and comply with the terms and provisions of the LOAN DOCUMENTS.

1.23 MARKETING AND RISK MANAGEMENT CONTRACTS” means the contracts between BORROWER and the entities named below (or any other entity contracting with BORROWER for similar purposes)

Contracting Entity	Regarding

Commodity Specialist Company	Distiller’s dried grains (“DDGS”)
Murex, N.A., Ltd.	Ethanol products
John Stewart & Associates	Risk management company
[To Be Determined]	Hedging
1.24 “MAXIMUM AVAILABILITY” means the maximum principal amount on the LONG TERM REVOLVING NOTE available to BORROWER for borrowing on the date of determination (which shall initially be $10,000,000.00) as such MAXIMUM AVAILABILITY is reduced by (i) $250,000.00 on each REDUCTION DATE and (ii) the EXCESS CASH FLOW calculation provided for in Section 6.2.3 of this AGREEMENT on each EXCESS CASH FLOW REDUCTION DATE as defined in Section 6.2.3 of this AGREEMENT.
1.25 “MORTGAGE” means the Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement between BORROWER as mortgagor and BANK as mortgagee, creating a first lien on the PROPERTY and a security interest in all of the personal property located on the PROPERTY as security for payment of the OBLIGATIONS, and all modifications and amendments thereof.
1.26 “NEGATIVE TERMINATION VALUE” means, with respect to any SWAP CONTRACT of BORROWER, the amount (if any) that BORROWER would be required to pay if such SWAP CONTRACT were terminated by reason of a default by or other termination event relating to BORROWER, such amount to be determined on the basis of a good faith estimate made by BANK, in consultation with BORROWER. The NEGATIVE TERMINATION VALUE of any such SWAP CONTRACT at any date shall be determined (i) as of the end of the most recent fiscal quarter ended on or prior to such date if such SWAP CONTRACT was then outstanding or (ii) as of the date such SWAP CONTRACT is terminated. However, if an applicable agreement between BORROWER and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other SWAP CONTRACTS (if any exist) between BORROWER and such counterparty would also terminate and the amount (if any) payable by BORROWER would be a net amount reflecting the termination of all the SWAP CONTRACTS so terminated, then the NEGATIVE TERMINATION VALUE of all the SWAP CONTRACTS subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by BORROWER, determined as of the later of (i) the end of the most recently ended fiscal quarter or (ii) the date on which the most recent SWAP CONTRACT subject to such netting was terminated.

1.27 “NET WORTH” means, as to BORROWER as of any date, total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables (other than those created by sale of goods) to a member and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with BORROWER); (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (4) treasury stock or equity interests, all as determined in accordance with GAAP; provided, however, (x) NET WORTH shall not include any debt due to BORROWER not acceptable to BANK in the exercise of its reasonable discretion, and (y) any TIF Grant funds actually received by BORROWER may be included in the determination of total assets.
1.28 “OBLIGATIONS” means all obligation of BORROWER to BANK of any nature, direct and indirect, absolute or contingent, and however evidenced, including, without limitation, the following:
1.28.1 To pay the principal of, and interest on, the CONSTRUCTION NOTE, the TERM NOTES and the REVOLVING NOTE in accordance with the terms thereof, to pay any fees owed to BANK under this Agreement, and to satisfy all of its other liabilities to BANK whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefore and including, but not limited to, any obligations under letter of credit agreements and SWAP CONTRACTS;
1.28.2 To repay to BANK all amounts advanced by BANK hereunder, under any other LOAN DOCUMENT (including, without limitation, any protective advance made under the MORTGAGE) or otherwise on behalf of BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the real or personal property securing BORROWER’s payment and performance of this AGREEMENT; and
1.28.3 To reimburse BANK, on demand, for BANK’s reasonable and necessary out of pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the LOAN DOCUMENTS required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in this section of the AGREEMENT.
1.29 “PERMIT” or “PERMITS” means any and all licenses, consents or permits required under any federal, state or local law or regulation, including, but not limited to any environmental law or regulation, required to construct and operate the facility on the PROPERTY after completion of the PROJECT at its operational capacity, including without limitation the following:

1.29.1 An air emissions permit, which PERMIT will allow BORROWER after the COMPLETION DATE to operate the ethanol plant on the PROPERTY after construction of the PROJECT at maximum capacity.
1.29.2 All permits required in connection with the construction and operation of all above or below ground storage tanks included in the PLANS for the ethanol plant.
1.29.3 A National Pollution Discharge Elimination System Construction Permit for any storm water that is discharged during construction and after construction of the PROJECT.
1.30 “PLANS” means the plans, specifications and materials listing prepared by Fagen Engineering, LLC (“FAGEN ENGINEERING”) on behalf of BORROWER for the PROJECT and certified to BANK as the plans for the PROJECT by the DESIGN-BUILDER, FAGEN ENGINEERING and BORROWER.
1.31 “PROJECT” means collectively the design and construction of an ethanol plant, administration building and railroad spur, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the PLANS and the plans, specifications and materials listing relating to the administration building and railroad spur, to be constructed on the PROPERTY.
1.32 “REDUCTION DATE” means the date of any scheduled quarterly payment on the Term Loans as provided for in Section 2.5 below, on which dates the MAXIMUM AVAILABILITY on the LONG TERM REVOLVING NOTE shall reduce by $250,000.00.
1.33 “REVOLVING NOTE” means that promissory note of BORROWER to BANK evidencing the revolving credit facility described in Section 2.8 of this AGREEMENT, its renewals, modifications and extensions.
1.34 “SECURITY AGREEMENT” means the SECURITY AGREEMENT between BORROWER, as debtor, and BANK, as secured party, creating a first priority security interest in all of BORROWER’s assets, including general intangibles and payment intangibles, securing the OBLIGATIONS.
1.35 “SUBCONTRACTOR” means any person who contracts with the DESIGN-BUILDER, the general contractor of the administration building, the general contractor of the railroad spur or BORROWER to perform any work or supply any of the materials or equipment necessary to complete the PROJECT.
1.36 “SWAP CONTRACT” or “SWAP CONTRACTS” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. Provided, however, the term SWAP CONTRACT shall not, for the purposes of this AGREEMENT, include commodity hedging or commodity risk management contracts. The term “commodity” includes ethanol, grain, natural gas and other traded commodities.
1.37 “TAX DISTRIBUTIONS” means cash distributions to each of BORROWER’s members in an amount equal to such member’s estimated combined federal, state and local tax liability, after application of all available federal, state and local tax credits allocable to such members, in respect of BORROWER’s income, gain and/or earnings.
1.38 “TERM NOTES” means collectively the FIXED RATE NOTE, VARIABLE RATE NOTE and LONG TERM REVOLVING NOTE to be executed by BORROWER in favor of BANK which evidence permanent financing to pay the CONSTRUCTION NOTE as described in Section 2.5 of this AGREEMENT, their renewals, modifications and extensions.
1.39 “TOTAL PROJECT COST” means the aggregate total cost to acquire the PROPERTY and construct the PROJECT, including all hard and soft costs, as shown in the TOTAL PROJECT COST STATEMENT.
1.40 “TOTAL PROJECT COST STATEMENT” means the budget detailing by category the TOTAL PROJECT COST to acquire the PROPERTY and construct the PROJECT in accordance with the PLANS, as attached hereto as Exhibit G, which has been approved by BANK, as such TOTAL PROJECT COST STATEMENT may be modified, amended or supplemented by “CONSTRUCTION VARIANCE REPORTS” submitted by BORROWER to BANK in connection with a DRAW REQUEST. The “CONSTRUCTION COST STATEMENT” shall be the portion of the TOTAL PROJECT COST STATEMENT applicable to the costs incurred under the CONSTRUCTION CONTRACT with the DESIGN-BUILDER. The TOTAL PROJECT COST STATEMENT includes a “SOURCES AND USES OF FUNDS” which demonstrates the source of funds to be applied to the TOTAL PROJECT COST as shown in the TOTAL PROJECT COST STATEMENT.
1.41 “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, manager, employee or any person or entity related to or affiliated with BORROWER and prepayments), plus the amount available to BORROWER for drawing under the LONG TERM REVOLVING NOTE, less current liabilities.
SECTION 2 Amount and Terms of the LOANS.
2.1 CONSTRUCTION LOAN. BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make, from time to time during the period from the date of execution of this

AGREEMENT to and including the CONSTRUCTION LOAN TERMINATION DATE disbursements to BORROWER pursuant to that certain Disbursing Agreement dated of even date with this AGREEMENT among BANK, BORROWER, the TITLE COMPANY (as defined in Section 4.1.11 below) and Homestead Escrow and Exchange Company (the “DISBURSING AGREEMENT”), in an aggregate principal amount not to exceed the amount of the CONSTRUCTION LOAN for the sole purpose of paying approved construction costs of the PROJECT. If, prior to the COMPLETION DATE, there is paid to BANK a third party payment (a grant payment, for example), which is applied to the CONSTRUCTION LOAN, BANK will advance such amount, or a lesser sum, as in BANK’s reasonable discretion is necessary to complete the PROJECT. Approved construction costs are costs actually incurred in connection with the construction of the PROJECT, which shall include but not be limited to costs of PERMITS, licenses, labor, supplies, materials, services, equipment, insurance premiums, real estate taxes and interest on disbursements, and BANK approved operating costs of the ethanol plant. Construction costs do not include the cost associated with payment of lost profits connected with termination under Article 15 of the CONSTRUCTION CONTRACT.
2.2 The CONSTRUCTION NOTE. The obligation of BORROWER to repay the CONSTRUCTION LOAN shall be evidenced by the CONSTRUCTION NOTE. Notwithstanding any provisions of the CONSTRUCTION NOTE, interest shall be payable at the rate provided therein only on such portions of the CONSTRUCTION LOAN proceeds as actually have been disbursed pursuant to this AGREEMENT and the DISBURSING AGREEMENT.
2.3 Interest on the CONSTRUCTION LOAN. Prior to maturity, interest on the principal balance outstanding on the CONSTRUCTION LOAN shall accrue at a rate equal to the one month LIBOR RATE plus 300 hundred basis points, as more particularly set forth in the CONSTRUCTION NOTE. The interest rate on the CONSTRUCTION LOAN shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the CONSTRUCTION LOAN, and shall adjust on the 8th day of each month thereafter. After maturity, whether by acceleration or otherwise, interest shall accrue on the CONSTRUCTION LOAN at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points.
2.4 Repayment of the CONSTRUCTION NOTE. Interest only shall be payable quarterly on the CONSTRUCTION NOTE as more particularly provided for in the CONSTRUCTION NOTE. All outstanding principal and accrued but unpaid interest shall be payable on the LOAN TERMINATION DATE applicable to the CONSTRUCTION NOTE.
2.5 TERM LOANS. The existing balance on the CONSTRUCTION LOAN, including any advance made to increase WORKING CAPITAL, as of CONSTRUCTION LOAN TERMINATION DATE will be restated and said balance will be paid by the TERM NOTES in the forms attached hereto as Exhibits B, C, and D, respectively, and are by this reference made a part hereof. The TERM NOTES evidence the “TERM LOANS”. The TERM NOTES shall be amortized on a ten (10) year basis and repaid as follows:
     On the eighth (8th) day of every third (3rd) month, commencing three (3) months after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall pay to BANK the scheduled principal payment on the FIXED RATE NOTE shown in Schedule I, attached hereto and by this reference made a part hereof, plus accrued interest on the FIXED RATE NOTE.
     In addition, on the eighth (8th) day of every third (3rd) month, commencing three (3) months after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall pay $1,546,162.02 to BANK, which payment shall be allocated to the TERM LOANS as follows:
(a). first to accrued interest on the LONG TERM REVOLVING NOTE;

(b). next to accrued interest on the VARIABLE RATE NOTE; and

(c). next to principal on the VARIABLE RATE NOTE.
After the VARIABLE RATE NOTE has been fully paid, such quarterly payments shall be allocated first to accrued interest on the LONG TERM REVOLVING NOTE, and thence to principal outstanding on the LONG TERM REVOLVING NOTE; provided, however, that, if there is no outstanding interest or principal on the LONG TERM REVOLVING NOTE, or the MAXIMUM AVAILABILITY on the LONG TERM REVOLVING NOTE has been reduced to zero dollars ($0), then such quarterly payment shall no longer be required.
     In addition, on each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance of the LONG TERM REVOLVING NOTE, if any, the amount necessary to reduce the outstanding principal balance of the LONG TERM REVOLVING NOTE so that it is within the MAXIMUM AVAILABILITY applicable on each such REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE.
     All unpaid principal and accrued interest under the TERM LOANS shall be due and payable on the LOAN TERMINATION DATE applicable thereto, if not sooner paid.
2.6 Interest on the TERM LOANS. Prior to maturity, interest shall accrue on the TERM LOANS as follows:
(a). FIXED RATE NOTE. Interest on the principal balance outstanding on the FIXED RATE NOTE shall accrue at a rate equal to the three month LIBOR RATE plus 300 hundred basis points, as more particularly set forth in the FIXED RATE NOTE. The interest rate on the FIXED RATE NOTE shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the FIXED RATE NOTE, and shall adjust on the 8th day of every third month thereafter. After maturity, whether by acceleration or otherwise, interest shall accrue on the FIXED RATE NOTE at a rate equal to the three month LIBOR RATE plus nine hundred (900) basis points.
(b). VARIABLE RATE NOTE. Subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, interest on the principal balance outstanding on the VARIABLE RATE NOTE shall accrue at a rate equal to the three month LIBOR RATE plus 300 hundred basis points, as more particularly set forth in the VARIABLE RATE NOTE. The interest rate on the VARIABLE RATE NOTE shall initially be set two (2)

EURODOLLAR BUSINESS DAYS prior to the date of the VARIABLE RATE NOTE, and shall adjust on the 8th day of every third month thereafter. After maturity, whether by acceleration or otherwise, interest shall accrue on the VARIABLE RATE NOTE at a rate equal to the three month LIBOR RATE plus nine hundred (900) basis points.
(c). LONG TERM REVOLVING NOTE. Subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, interest on the principal balance outstanding on the LONG TERM REVOLVING NOTE shall accrue at a rate equal to the one month LIBOR RATE plus 300 hundred basis points, as more particularly set forth in the LONG TERM REVOLVING NOTE. The interest rate on the LONG TERM REVOLVING NOTE shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the LONG TERM REVOLVING NOTE, and shall adjust on the 8th day of every month thereafter. After maturity, whether by acceleration or otherwise, interest shall accrue on the LONG TERM REVOLVING NOTE at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points.
2.7 LONG TERM REVOLVING NOTE. BANK agrees to lend $10,000,000.00 to BORROWER pursuant to this facility (reducing on each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE as provided for above). BANK will credit proceeds of this revolving loan (“LONG TERM REVOLVING LOAN”) to BORROWER’s deposit account with BANK, bearing number 110118921.
2.7.1 Subject to the terms hereof, BANK will lend BORROWER, from time to time until the LOAN TERMINATION DATE such sums as BORROWER may request by reasonable same day notice to BANK, received by BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, the MAXIMUM AVAILABILITY in effect on the date of any requested advance. BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the MAXIMUM AVAILABILITY or any lesser sum.
2.8 REVOLVING LOAN. BANK agrees to lend $10,000,000.00 to BORROWER pursuant to this facility. BANK will credit proceeds of this revolving loan (“REVOLVING LOAN”) to BORROWER’s deposit account with BANK, bearing number 110118921.
2.8.1 Subject to the terms hereof, BANK will lend BORROWER, from time to time until the LOAN TERMINATION DATE, such sums as BORROWER may request by reasonable same day notice to BANK, received by BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, the lesser of (i) $10,000,000.00 or (ii) the BORROWING BASE (the “REVOLVING LOAN COMMITMENT”). BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the REVOLVING LOAN COMMITMENT or any lesser sum. It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, as required in Section 6.1.9, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.
2.9 THE REVOLVING NOTE. The REVOLVING LOAN COMMITMENT shall be evidenced by a REVOLVING NOTE having stated maturity on the LOAN TERMINATION DATE applicable thereto, in the form attached hereto as Exhibit E.
2.10 INTEREST ON THE REVOLVING NOTE. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, interest on the principal balance outstanding on the REVOLVING NOTE shall accrue at a rate equal to the one month LIBOR RATE plus 300 hundred basis points, as more particularly set forth in the REVOLVING NOTE. The interest rate on the REVOLVING NOTE shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the REVOLVING NOTE, and shall adjust on the 8th day of each month thereafter. After maturity, whether by acceleration or otherwise, interest shall accrue on the REVOLVING NOTE at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points.
2.11 LETTERS OF CREDIT. BANK will issue its letters of credit at BORROWER’s request, on BORROWER’s account, pursuant to BANK’s customary policies and with its standardized documents, in amounts outstanding at no time exceeding $3,000,000.00 in the aggregate.
2.12 Payments and Prepayments. All principal, interest and fees due under the OBLIGATIONS and the LOAN DOCUMENTS shall be paid in immediately available funds as contracted in this AGREEMENT and no later than the payment due dates set forth in the applicable NOTES (and with regards to fees, the due dates set forth in the periodic statements mailed to BORROWER by BANK). Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.
     On the occasion of any prepayment of the CONSTRUCTION NOTE or all TERM NOTES in full as a result of refinancing with a lender other than BANK, BORROWER will pay to BANK a prepayment fee calculated as follows: If the prepayment occurs during the construction of the PROJECT or within the first two (2) years of the TERM LOANS, a fee of one (1%) percent of the original amount or exposure of the LOANS.
     In the event that BORROWER pre-pays all of the FIXED RATE NOTE or VARIABLE RATE NOTE, where the rate is fixed in excess of one month, and except as to such payments as required by this AGREEMENT, BORROWER shall pay BANK a breakage fee sufficient to make BANK whole for any expenses actually incurred by BANK related to breaking fixed interest rates, which BANK shall apportion among its participants; provided, however, no payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

2.13 Fees. BORROWER shall pay to BANK the fees and other amounts described and provided for in that certain fee letter of even date with this AGREEMENT between BORROWER and BANK (as it may be amended or modified and in effect from time to time, the “FEE LETTER”) in accordance with the terms of the FEE LETTER.
In addition to the fees described and provided for in the FEE LETTER, BORROWER agrees to pay BANK an unused commitment fee equal to 35 basis points of the average unused portion of the REVOLVING LOAN COMMITMENT and of LONG TERM REVOLVING NOTE, calculated and payable on a quarterly basis in arrears; provided, however, the unused commitment fees on same shall not apply and be payable by BORROWER until the CONSTRUCTION LOAN TERMINATION DATE. BORROWER shall pay BANK commitment fees equal to Two and One-Quarter percent (2.25%) percent of outstanding Letters of Credit issued on BORROWER’s account, together with such other fees as are consistent with BANK’s then current International Trade Services Fee Schedule.
2.14 Appraisal. If BANK is required by any government entity with regulatory authority over BANK to obtain a real estate appraisal, BANK will obtain, at BORROWER’s expense, an appraisal of the PROJECT and PROPERTY providing values obtained by use of the cost approach, the income approach and the replacement cost approach. If such appraisal shows that the outstanding CONSTRUCTION LOAN amount at that time exceeds the value of the PROJECT and PROPERTY as determined by the appraisal, using the replacement cost approach, then BORROWER shall, within thirty (30) days of notice by BANK and without penalty or premium, pay the difference between the outstanding CONSTRUCTION LOAN amount and the appraised value amount of the PROJECT and PROPERTY as determined by such appraisal, and no further advances shall be made on the CONSTRUCTION LOAN thereafter until such time as the appraised value of the PROJECT and PROPERTY exceeds the CONSTRUCTION LOAN amount.
2.15 Incentive Pricing. The interest rate applicable to the REVOLVING LOAN, VARIABLE RATE NOTE and the LONG TERM REVOLVING NOTE is subject to reduction commencing six months subsequent to CONSTRUCTION LOAN TERMINATION DATE, based on the most recent interim financial statements delivered by or on behalf of BORROWER to BANK. In the event that BORROWER maintains the following ratios, measured quarterly, the interest rate will be reduced accordingly:

If INDEBTEDNESS to
NET WORTH is greater than:	Interest rate will be:
1.15 : 1.00	LIBOR RATE plus 300 basis points
1.00 : 1.00, but less than 1.15 : 1.00	LIBOR RATE plus 285 basis points
.75 : 1.00, but less than 1.00 : 1.00	LIBOR RATE plus 270 basis points
Less than .75 : 1.00	LIBOR RATE plus 255 basis points
Provided, however, that if on or before the CONSTRUCTION LOAN TERMINATION DATE, BORROWER can demonstrate to BANK, and BANK in its discretion determines, that fifty percent

(50%) of the TOTAL PROJECT COST was funded by BORROWER’S equity and not the CONSTRUCTION LOAN, then the following Incentive Pricing shall apply to the principal outstanding on the REVOLVING NOTE, VARIABLE RATE NOTE and the LONG TERM REVOLVING NOTE, commencing six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, based on the most recent interim financial statements delivered by or on behalf of BORROWER to BANK (with the INDEBTEDNESS to NET WORTH ratio measured quarterly):

If INDEBTEDNESS to
NET WORTH is greater than:	Interest rate will be:
1.15 : 1.00	LIBOR RATE plus 290 basis points
1.00 : 1.00, but less than 1.15 : 1.00	LIBOR RATE plus 275 basis points
.75 : 1.00, but less than 1.00 : 1.00	LIBOR RATE plus 260 basis points
Less than .75 : 1.00	LIBOR RATE plus 245 basis points
SECTION 3 Disbursement Procedures.
3.1 Submission of DRAW REQUESTS. BORROWER has submitted to BANK, and BANK has approved, the TOTAL PROJECT COST STATEMENT. Whenever BORROWER desires a disbursement under the CONSTRUCTION LOAN, which shall be no more often than three (3) times a month, unless BANK agrees otherwise, BORROWER shall submit to BANK a DRAW REQUEST, duly executed on behalf of BORROWER setting forth the information requested therein. Each DRAW REQUEST shall be delivered to BANK at least ten (10) days before the date the disbursement is desired.
3.2 Amount of DRAW REQUEST. Each DRAW REQUEST shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by BORROWER to the date of such DRAW REQUEST for work performed or materials incorporated in the PROJECT as described in the PLANS, plus (ii) the cost of materials and equipment not incorporated in the PROJECT, but delivered to and suitably stored at the PROJECT site, plus (iii) prepayments for equipment when prepayment is required by the manufacturer or supplier or, with BANK’s prior written approval, when such prepayment results in a material financial benefit to BORROWER; plus (iv) any other hard or soft costs which are consistent with the TOTAL PROJECT COST STATEMENT approved by BANK, as modified or supplemented by any CONSTRUCTION VARIANCE REPORT approved by BANK, for which a disbursement under the CONSTRUCTION LOAN is available as demonstrated in the SOURCES AND USES OF FUNDS; less, (v) prior disbursements for such costs and from the CONSTRUCTION LOAN or BORROWER’s WORKING CAPITAL for such costs. Notwithstanding anything herein to the contrary, no disbursements for materials stored at the PROJECT site will be made by BANK unless BORROWER shall advise BANK of its intention to store materials prior to their delivery, and provide suitable security for such storage.
3.3 Other Documents. At the time of submission of each DRAW REQUEST, BORROWER shall submit or cause to be submitted to BANK the following:

3.3.1. A written lien waiver from the DESIGN-BUILDER and each SUBCONTRACTOR for work done and materials supplied by it which were paid for pursuant to the next preceding DRAW REQUEST with copies of all invoices supporting the DRAW REQUEST.
3.3.2. A document from BORROWER and DESIGN-BUILDER or SUBCONTRACTOR (as applicable), and if applicable, the INDEPENDENT INSPECTOR requesting and/or approving payment of the relevant DRAW REQUEST.
3.3.3. Such other supporting evidence as may be reasonably requested by BANK to substantiate all payments which are to be made out of the relevant DRAW REQUEST and/or to substantiate all payments then made with respect to the PROJECT.
3.3.4. Subject to the provisions of Section 3.4 below, if BORROWER desires to reallocate funds from one budget category to another or modify, amend or supplement the TOTAL PROJECT COST STATEMENT, then BORROWER shall submit to BANK for BANK’S approval a CONSTRUCTION VARIANCE REPORT showing the details of such reallocation, modification, amendment or supplement. BANK may approve or disapprove of such CONSTRUCTION VARIANCE REPORT in BANK’s discretion, but BANK’s approval shall not be unreasonably withheld.
3.4 Cost Over Runs. BORROWER agrees that all cost over runs on the PROJECT shall be paid solely by BORROWER and that BORROWER shall deliver additional funds to BANK in accordance with Section 3.6 of this AGREEMENT to pay any cash required to fund cost over runs on the PROJECT. Notwithstanding the foregoing, BORROWER shall be entitled to apply any previously achieved savings in any completed category of the TOTAL PROJECT COST STATEMENT to pay for any such cost over runs. In addition, BORROWER may from time to time request that the contingency fund line item in the TOTAL PROJECT COST STATEMENT be reallocated to pay needed costs of the PROJECT. Such requests shall be subject to BANK’s written approval in its reasonable discretion, which shall not be unreasonably withheld. Notwithstanding the foregoing, BORROWER shall be entitled to advances from the contingency fund line item in the TOTAL PROJECT COST STATEMENT so long as at all times there are sufficient funds remaining from all sources identified in the SOURCES AND USES OF FUNDS to complete the construction of the PROJECT in accordance with the PLANS in the discretion of BANK.
3.5 Making the Disbursements. If on the date a DRAW REQUEST is received by BANK, BORROWER has performed all of its agreements and complied with all requirements therefore to be performed or complied with hereunder including satisfaction of all applicable conditions precedent contained in Section 4 of this AGREEMENT and, if required by BANK, BANK has received a current report from the INDEPENDENT INSPECTOR documenting compliance with the PLANS for those portions of the PROJECT indicated as completed in the DRAW REQUEST and otherwise confirming the acceptability of the PROJECT work represented by the DRAW REQUEST, BANK shall pay to the ESCROW COMPANY (as defined in the DISBURSING AGREEMENT) for disbursement to BORROWER in accordance with the DISBURSING AGREEMENT the amount of the requested disbursement. Each disbursement disbursed to BORROWER under the

CONSTRUCTION LOAN shall bear interest at the rate provided in the CONSTRUCTION NOTE evidencing the disbursement from the date such disbursement is so disbursed to BORROWER or deposited into BORROWER’s account.
3.6 Deposit of Funds by BORROWER. If the INDEPENDENT INSPECTOR shall at any time in good faith determine that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all cash required to pay costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT after application of all funds received from BORROWER’s equity and shall thereupon send written notice thereof to BORROWER specifying the amount required to be deposited by BORROWER with BANK to provide sufficient funds to complete the PROJECT, BORROWER agrees that it will, within forty-five (45) calendar days of receipt of any such notice, deposit with BANK, the amount of funds specified in BANK’s notice. BORROWER agrees that any such funds deposited with BANK may be disbursed before any further disbursement of CONSTRUCTION LOAN proceeds from BANK, to pay any and all costs and expenses of any kind in connection with completion of the PROJECT.
3.7 Disbursements Without Receipt of DRAW REQUEST. Notwithstanding anything herein to the contrary, BANK shall have the irrevocable right at any time and from time to time to apply funds which it agrees to disburse hereunder to pay interest on the CONSTRUCTION NOTE as and when such interest becomes due, and to pay any and all of the expenses of BANK related to the PROJECT and the CONSTRUCTION LOAN, all without receipt of a DRAW REQUEST.
3.8 Miscellaneous Procedures. BANK may establish additional procedures regarding disbursements as are reasonable to assure the proceeds of the CONSTRUCTION LOAN are paid only to those persons and entities entitled to the same, and that the liens securing the OBLIGATIONS are in all cases first and paramount liens on the PROPERTY.
3.9 Appointment of INDEPENDENT INSPECTOR. No DRAW REQUEST shall be honored after commencement of construction unless BORROWER has acknowledged the appointment of an INDEPENDENT INSPECTOR.
SECTION 4 Conditions of Lending.
4.1 Conditions Precedent to the Initial Disbursement. The obligation of BANK to make the initial disbursement under the CONSTRUCTION LOAN is subject to the condition precedent that BORROWER shall be in compliance with the conditions set forth in Section 4.2 of this AGREEMENT and to the further condition precedent that, unless waived by BANK in writing in the post-closing letter agreement, BANK shall have received on or before the CLOSING all of the following, each dated (unless otherwise indicated) the day of CLOSING, in form and substance satisfactory to BANK:
4.1.1 This AGREEMENT, and the CONSTRUCTION NOTE, duly executed on behalf of BORROWER and delivered to BANK.

4.1.2 The MORTGAGE duly executed on behalf of BORROWER and in form acceptable for recording in Randolph County, Indiana.
4.1.3 The FEE LETTER duly executed by BORROWER and delivered to BANK.
4.1.4 The SECURITY AGREEMENT, duly executed on behalf of BORROWER and delivered to BANK.
4.1.5 A financing statement or statements sufficient when filed to perfect the security interests granted under the MORTGAGE, the SECURITY AGREEMENT, and the ASSIGNMENT OF CONSTRUCTION CONTRACT, to the extent such security interests are capable of being perfected by filing, and a deposit account control agreement in form and substance acceptable to BANK to perfect BANK’s security interest in any deposit accounts maintained by BORROWER with financial institutions other than BANK.
4.1.6 A copy of the PLANS, certified by FAGEN ENGINEERING, DESIGN-BUILDER and BORROWER.
4.1.7 The ASSIGNMENT OF CONSTRUCTION CONTRACT, duly executed by BORROWER and consented to by the DESIGN-BUILDER and a copy of the CONSTRUCTION CONTRACT, together with the General Conditions of Contract referred to therein, if any, and an assignment of the general construction contract for the administration building and railroad spur and a copy of such general contracts.
4.1.8 A TOTAL PROJECT COST STATEMENT on the PROJECT duly executed by BORROWER, setting forth the anticipated total cost of the PROJECT’s completion, and a CONSTRUCTION COST STATEMENT duly executed by the DESIGN-BUILDER, setting forth its anticipated construction costs of the PROJECT.
4.1.9 An ALTA/ACSM Land Title Survey prepared in accordance with the current accuracy standards jointly adopted by ALTA (American Land Title Association), ACSM (American Congress on Surveying and Mapping) and NSPS (National Society of Professional Surveyors) together with optional survey requirements #2 (vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersections); #6 (identify setbacks); #7 (identify exterior dimensions of all existing and proposed buildings “As-Built”, including square footage of exterior footprint of all buildings, gross floor area of all buildings); and #11 (location of utilities). The survey shall show the location of all easements and encroachments onto or from the PROPERTY that are visible on the PROPERTY, known to the surveyor preparing the survey or of record, identifying easements of record by recording data. Such surveyor shall certify there are no easements or encroachments upon the PROPERTY except as shown on the survey.
4.1.10 An as built appraisal based upon the PLANS to be performed by Natwick Associates Appraisal Services which shows the as-completed value of the PROPERTY and PROJECT addressed to and otherwise acceptable to BANK.

4.1.11 A title binder, issued by Stewart Title Services of Indiana, Inc. as agent of Stewart Title Guaranty Company (the “TITLE COMPANY”) at BORROWER’s expense, constituting a commitment by the TITLE COMPANY to issue a mortgagee’s title policy in favor of BANK as mortgagee under the MORTGAGE and an owner’s title policy to BORROWER, that will be free from all standard exceptions, including mechanics’ liens and all other exceptions not previously approved by BANK and that will insure the MORTGAGE to be a valid first lien on the PROPERTY. Such loan policy shall include additional rider coverage as may be requested by BANK, including, without limitation, the following ALTA endorsement forms:

ALTA Endorsement Form 3.1	Zoning-Completed Structure
ALTA Endorsement Form 6	Variable Rate Mortgage
ALTA Endorsement Form 8.1	Environmental Protection
ALTA Endorsement Form 9	Restrictions, Encroachments, Minerals
Usury
ALTA Pending Disbursement Endorsement	Mechanic’s Lien Coverage
ALTA Endorsement Form 14	Future Advance
ALTA Endorsement Form 19	Contiguity
ALTA Endorsement Form 21	Creditor’s Rights
4.1.12 A soil report on the PROPERTY certified by a registered engineer including structural design recommendations in form and substance satisfactory to BANK. Such report shall include soil borings and geo-technical analyses.
4.1.13 A Phase I Environmental Report of the PROPERTY, as well as any subsequent Limited Environmental Site Assessments issued prior to CLOSING, and such other environmental testing and due diligence as may be reasonably required by BANK, all in form and content satisfactory to BANK and establishing the environmental condition of the PROPERTY as satisfactory to BANK.
4.1.14 An assignment of any License Agreements with ICM, INC., and ICM, INC.’s consent to any such assignment.
4.1.15 Copies of all PERMITS from the applicable regulatory agencies from whom a permit or license is required as of the then current stage of the PROJECT.
4.1.16 Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the PROJECT that provide to the reasonable satisfaction of BANK that the PROJECT when constructed in accordance with the PLANS will comply in all material respects with all applicable ordinances, zoning, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as BANK shall reasonably request to establish that the PROJECT and the contemplated use thereof are permitted by and comply in all material respects with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and governmental authorities having jurisdiction over the PROJECT. BORROWER is not required to obtain advance confirmation from any governmental body that the PROJECT will comply with such ordinances, regulations and requirements.
4.1.17 Copies of certificates of insurance demonstrating the types, levels, deductibles, endorsements and other coverage parameter issues to the satisfaction of BANK for builder’s risk insurance, commercial general liability, an umbrella policy, business automobile liability insurance, environmental liability insurance, worker’s compensation insurance, and permanent all risk property insurance thirty days prior to completion of construction, all as required under Section 6.3 of this AGREEMENT, with all such insurance in full force and effect and approved by BANK, in the exercise of its reasonable discretion, and naming BANK as an additional insured and loss payee together with appropriate flood insurance, if the PROPERTY is in a flood hazard area. Notwithstanding the foregoing, BORROWER is not required to obtain worker’s compensation insurance until required by applicable law. In addition, BORROWER shall provide to BANK proof of insurance for business interruption/extra expense coverage for six months of operating expenses, and also directors/officers errors and omissions coverage in a minimum amount of $3,000,000.00.
4.1.18 A signed opinion of counsel for BORROWER, addressed to BANK, in form and substance acceptable to BANK and BANK’s counsel.
4.1.19 A Certificate of Authority or Secretary’s Certificate executed by such person or persons authorized by BORROWER’s organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the LOAN DOCUMENTS to which it is a party, and authorizing the execution of the LOAN DOCUMENTS to which it is a party and performance in accordance with their terms.
4.1.20 A recently certified copy of BORROWER’s Second Amended and Restated Operating Agreement, and any amendments thereto, if applicable.
4.1.21 A recently certified copy of BORROWER’s Articles of Organization and any amendments, if applicable.
4.1.22 A certificate of existence for BORROWER from the office of the Indiana Secretary of State.
4.1.23 Proof of injection of equity capital into BORROWER of no less than $70,000,000.00 and any funds actually received from tax increment financing or TIF programs.

4.1.24 A copy of any MARKETING AND RISK MANAGEMENT CONTRACTS, together with assignments in favor of BANK in form satisfactory to BANK, as well as control agreements reasonably requested by BANK, in form reasonably acceptable to BANK.
4.1.25 A copy of any existing contracts for BORROWER’s natural gas, electricity, water service and grain procurement and assignments of such contracts along with the consent of BORROWER’s vendors under such contracts.
4.1.26 Evidence satisfactory to BANK that BORROWER has acquired marketable fee simple title to the PROPERTY subject only to the Permitted Exceptions identified in the MORTGAGE, and an easement to discharge water over an adjoining landowner’s property.
4.1.27 Documentation of the SWAP CONTRACTS in form satisfactory to BANK.
4.2 Conditions Precedent to All Disbursements on the CONSTRUCTION LOAN. The obligation of BANK to make any advances under the CONSTRUCTION LOAN (including the initial disbursement) is subject to the further conditions precedent that BORROWER shall remain in compliance with the conditions precedent contained in Section 4.1 of this AGREEMENT and, unless waived by BANK in writing in the post-closing letter agreement, BANK shall have received on or before the submission of a DRAW REQUEST for such advance all of the following in form and substance satisfactory to BANK:
4.2.1 The disbursement requirements of Section 3 of this AGREEMENT have been satisfied.
4.2.2 That the INDEPENDENT INSPECTOR, based upon on-site inspections of the PROJECT, has reported to BANK that the portion of the PROJECT completed as of the date of last inspection by the INDEPENDENT INSPECTOR has been completed in accordance with the PLANS and that the PROJECT can be completed by the CONSTRUCTION LOAN TERMINATION DATE in accordance with the PLANS for the remaining funds available for construction of the PROJECT.
4.2.3 The TITLE COMPANY shall have issued an endorsement to the loan policy of title insurance reflecting the amount of all previous advances on the CONSTRUCTION LOAN, insuring the continued priority of the MORTGAGE over mechanics’ liens and similar liens and showing no exceptions to title other than those previously approved by BANK and the TITLE COMPANY will issue an endorsement insuring the requested advance on the CONSTRUCTION LOAN upon compliance with the terms of the DISBURSING AGREEMENT.
4.2.4 Construction of the PROJECT to the date of the request for the advance has been completed in accordance with all applicable laws, rules, restrictions, regulations and PERMITS, and BORROWER has complied with all applicable PERMITS and such PERMITS remain valid and have not been terminated, revoked or restricted, or modified, altered, restated or amended without the prior written consent of BANK.

4.2.5 BORROWER, DESIGN-BUILDER and each SUBCONTRACTOR have each materially complied with all of their respective obligations under the CONSTRUCTION CONTRACT and other general contracts for the construction of the railroad spur and administration building and the CONSTRUCTION CONTRACT and such other general contracts remain in full force and effect.
4.2.6 Evidence satisfactory to BANK that all then due installments of general real estate taxes, special assessments and other levies against the PROPERTY or the PROJECT have been paid in full.
4.2.7 BORROWER has expended the equity referenced in Section 4.1.23 above and any TIF and grant funds on the PROJECT in accordance with the SOURCES AND USES OF FUNDS.
4.2.8 The representations and warranties contained in Section 5 of this AGREEMENT are correct in all material respects on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date and except to the extent of changes permitted under the terms of this AGREEMENT.
4.2.9 No event has occurred and is continuing, or would result from such disbursement, which constitutes an EVENT OF DEFAULT.
4.2.10 No determination shall have been made by BANK that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT; or, if such a determination has been made and notice thereof sent to BORROWER in accordance with this AGREEMENT, BORROWER shall have deposited the necessary funds with BANK in accordance with the Section 3.6 of this AGREEMENT.
4.2.11 If required by BANK, BANK shall be furnished with a statement from BORROWER and the DESIGN-BUILDER, in form and substance satisfactory to BANK, in the exercise of its reasonable discretion, setting forth the names, addresses and amounts due or to become due, as well as the amounts previously paid, to every SUBCONTRACTOR whose charges exceed $20,000.00.
4.2.12 No PERMIT necessary for the construction of the PROJECT shall have been revoked or the issuance thereof subjected to challenge before any court or other governmental authority having or asserting jurisdiction as to the PROJECT.
4.2.13 The parties intend that the CONSTRUCTION LOAN is available to fund the lesser of fifty-five percent (55%) of the TOTAL PROJECT COST as shown in the TOTAL PROJECT COST STATEMENT, including all other approved expenses as set forth in the final version of the SOURCES AND USES OF FUNDS document furnished to BANK by BORROWER prior to CLOSING, or $83,000,000.00. No advances or disbursements under the CONSTRUCTION LOAN shall exceed such levels, unless BANK consents in writing to the same.
4.3 Conditions Precedent to the Final Disbursements. The obligation of BANK to make the final disbursement on the CONSTRUCTION LOAN shall be subject to the condition precedent that BORROWER shall be in compliance with all conditions set forth in Sections 4.1 and 4.2 of this AGREEMENT and, further, that the following conditions shall have been satisfied on or prior to the CONSTRUCTION LOAN TERMINATION DATE:
4.3.1 The PROJECT has been completed in material compliance with the PLANS and BANK shall have received a certificate of completion from the DESIGN-BUILDER, certifying that (i) work on the PROJECT has been completed in material compliance with the PLANS and all labor, services, materials and supplies used in such work have been paid for and (ii) the completed PROJECT conforms in all material respects with all applicable zoning, land use planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the PROJECT.
4.3.2 BANK has received satisfactory evidence that all work requiring inspection by municipal or other governmental authorities having jurisdiction has been duly inspected and approved by such authorities and by the rating or inspection organization, bureau, corporation or office having jurisdiction.
4.3.3 BANK shall have received a lien waiver from each SUBCONTRACTOR whose charges exceed $20,000.00 and the DESIGN-BUILDER for all work done and for all materials furnished by it for the PROJECT.
4.3.4 BANK has received an itemized list from BORROWER of all material items of equipment and fixtures, which are at that time subject to BANK’s security interest.
4.3.5 BORROWER has hired a plant operations manager or general manager acceptable to BANK in the exercise of BANK’s reasonable discretion, with one or the other experienced in ethanol plant operations and management.
4.3.6 [RESERVED]
4.4 No Waiver. The making of any disbursement under the CONSTRUCTION LOAN prior to fulfillment of any condition thereto shall not be construed as a waiver of such condition, and BANK reserves the right to require fulfillment of any and all such conditions prior to making any subsequent disbursements under the CONSTRUCTION LOAN.
SECTION 5 Representations and Warranties.

To induce BANK to enter into this AGREEMENT, BORROWER makes the following representations and warranties and agrees that each DRAW REQUEST and each request for an advance under the REVOLVING LOAN or LONG TERM REVOLVING LOAN constitutes a reaffirmation of these representations and warranties and that such representations and warranties shall survive until all of the OBLIGATIONS are fully and finally paid:
5.1 Existence and Power. BORROWER is a limited liability company duly organized and existing under the laws of the State of Indiana. BORROWER has accomplished all necessary actions required by a limited liability company under applicable law to own the PROPERTY and construct the PROJECT, and to execute and deliver, and to perform all of its obligations under the LOAN DOCUMENTS to which it is a party.
5.2 Authorization of Borrowing; No Conflict as to Law or Other Agreements. The execution, delivery and performance by BORROWER of the LOAN DOCUMENTS and the borrowings from time to time hereunder have been duly authorized by all necessary limited liability company actions of BORROWER and do not and will not (a) require any material consent or approval, or authorization, by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those obtained and in full force and effect, (b) violate, in any material respect, any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to BORROWER, or violate any provision of the Articles of Organization or operating agreement or any members’ agreement or similar agreement of BORROWER, (c) result in a breach of or constitute a default beyond any applicable cure period under any indenture or loan or credit agreement or any other agreement, lease or instrument to which BORROWER is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of BORROWER, in the aggregate exceeding $100,000.00, upon or with respect to any of the properties now owned or hereafter acquired by BORROWER.
5.3 Legal Agreements. The LOAN DOCUMENTS to which it is a party constitute the legal, valid and binding obligations of BORROWER enforceable against BORROWER in accordance with their respective terms, and as to any LOAN DOCUMENTS to which BORROWER is not a party, BORROWER believes such documents constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, except in each case (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
5.4 Licenses and Permits. BORROWER has all necessary PERMITS required for construction and operation of the PROJECT except those which are not required for the current stage of construction of the PROJECT, or which cannot be obtained until completion of the PROJECT. BORROWER will provide BANK copies of all PERMITS as they are obtained and when required by the various regulatory agencies. BORROWER will timely obtain and will retain all necessary PERMITS and licenses to operate its businesses at the PROPERTY.
5.5 Construction of the PROJECT. The PROJECT will be constructed in material compliance with the PLANS; and will not encroach upon or overhang any easement or right-of-way on land not constituting part of the PROPERTY. The PROJECT, both during construction and on COMPLETION DATE, and the contemplated use thereof, will not violate in any material respect, any applicable zoning or use statute, ordinance, building code, rule or regulation, or any covenant or agreement of record. BORROWER agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by BANK.
5.6 Title to the PROPERTY. BORROWER has good and marketable fee simple title to the PROPERTY as required pursuant to Section 4.1.26 above and has maintained good and marketable fee simple title to the PROPERTY, subject to the limitations described in 4.1.11, above, and except to the extent title is affected by the matters permitted under 6.4.1, below.
5.7 Financial Condition. BORROWER has furnished to BANK its compiled cash flow projection of BORROWER for the construction period and for the first five (5) years of operations, which projections were prepared by Christianson & Associates and are dated May 24, 2006 (the “PROJECTIONS”). The PROJECTIONS fairly present the projected financial condition of BORROWER on the dates thereof, and were prepared in GAAP format and on the basis of assumptions deemed reasonable by BORROWER. There has been no material adverse change in the operations, properties or condition (financial or otherwise) of BORROWER since the date of the PROJECTIONS and no additional borrowings have been made by BORROWER other than the borrowing contemplated hereby or approved by BANK. No certificate or statement furnished to BANK by or on behalf of BORROWER in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of BORROWER, there is no fact or circumstance current or in the future (so far as BORROWER now foresees) which is reasonably likely to have a MATERIAL ADVERSE EFFECT which has not been set forth herein or in a certificate or statement furnished to BANK by BORROWER.
5.8 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of BORROWER, threatened against or affecting BORROWER or the properties of BORROWER before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to BORROWER, would have a MATERIAL ADVERSE EFFECT.
5.9 Taxes. BORROWER has filed all federal, state and local tax returns which to the knowledge of BORROWER are required to be filed, and BORROWER has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due except those which BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

5.10 No Default. There is no event, which is, or with notice or the lapse of time would be, an EVENT OF DEFAULT under this AGREEMENT.
5.11 ERISA. BORROWER is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and has received no notice to the contrary from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity or notice of any claims or pending claims under ERISA.
5.12 Environmental Matters. BORROWER is in compliance in all material respects with all health and environmental laws applicable to BORROWER and its operations and knows of no conditions or circumstances that could materially interfere with such compliance in the future. Except for PERMITS that cannot be obtained until completion of the PROJECT, BORROWER has obtained all PERMITS, and approvals required by law for the operation of its business; and 3) BORROWER has not identified any “recognized environmental conditions,” as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject BORROWER to enforcement action if brought to the attention of appropriate governmental authorities.
5.13 Necessary Utilities, Etc. BORROWER has made suitable arrangements so that the PROJECT has all necessary electrical, natural gas, water, storm and sewer facilities in place for the proper construction and operation of its ethanol plant. BORROWER has made adequate provision for all storage facilities, equipment and product supplies, including corn, as specified by its engineers for the maximum output and operation of the plant.
5.14 Securities Regulation Compliance. BORROWER has complied with all applicable federal, state and local statutes, laws, codes, regulations and ordinances applicable to the public offering and sale of securities in or of BORROWER.
SECTION 6 Additional Covenants of BORROWER.
6.1 Financial Information and Reporting. Except as otherwise stated in this AGREEMENT, all financial information provided to BANK shall be compiled using GAAP consistently applied. During the time period that any amounts are outstanding under the OBLIGATIONS or this AGREEMENT or the LOAN DOCUMENTS to which it is a party, unless BANK shall otherwise agree in writing:
6.1.1 BORROWER shall provide BANK within 120 days of BORROWER’s fiscal year end, BORROWER’s annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant reasonably acceptable to BANK, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any EVENT OF DEFAULT, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an EVENT OF DEFAULT, specifying the nature and duration of the default. Such audit statement shall be accompanied by the accountants’ calculations of BORROWER’s compliance with the covenants contained in Section 6.2 of this AGREEMENT as of the said fiscal year end.
6.1.2 After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will furnish to BANK within thirty (30) days after the end of each calendar month monthly internally prepared financial statements consisting of a balance sheet and income statement of BORROWER as of the end of such period, and income statements and statements of changes in cash flow for such period and year to date, prepared in accordance with GAAP, all in reasonable detail, except for the absence of financial footnotes.
6.1.3 For each quarter of each fiscal year ending after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will deliver to BANK, within thirty (30) days of each full quarter end, a certificate in form reasonably acceptable to BANK that has been signed by an authorized manager or officer of BORROWER, which: 1) certifies that the statements required by Section 6.1.1 and 6.1.2 have been accurately prepared in accordance with GAAP applied consistently (except for the absence of financial footnotes to the statements furnished under Section 6.1.2); 2) contains calculations of the financial covenants contained in Section 6.2 of this AGREEMENT and certifies compliance with such financial covenants, and 3) certifies that neither the authorized manager or officer nor BORROWER has knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the other LOAN DOCUMENTS.
6.1.4 After CONSTRUCTION LOAN TERMINATION DATE, BORROWER will deliver to BANK each month, within thirty (30) days of each month end, a monthly Production Report, in form reasonably acceptable to BANK, reporting for such month BORROWER’s Input and Output amounts of Corn Usage, DDGS Output, Ethanol Output, and if applicable, CO2 Output.
6.1.5 BORROWER shall notify BANK of the existence of any EVENT OF DEFAULT promptly after such EVENT OF DEFAULT becomes known to any officer, director or general manager of BORROWER.
6.1.6 BORROWER shall authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the condition and affairs of BORROWER and its ethanol plant, and any information from reports, returns, files and records by such authorities regarding BORROWER upon request to BANK.
6.1.7 BORROWER will give BANK prompt written notice of any material violation as to any environmental matter by BORROWER and, of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a MATERIAL ADVERSE EFFECT on any PERMITS held by BORROWER which are material to the operations of BORROWER, and (ii) which will or threatens to impose a material liability on

BORROWER to any person or party or which will require a material expenditure by BORROWER to cure any alleged problem or violation.
6.1.8 BORROWER will give prompt notice to BANK of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (ii) the institution of any other suit or proceeding involving it that is reasonably likely to have a MATERIALLY ADVERSE EFFECT.
6.1.9 BORROWER shall provide monthly BORROWING BASE certificates in form reasonably acceptable to BANK, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE beginning with the certificate with respect to the fourth month following CONSTRUCTION LOAN TERMINATION DATE.
6.1.10 BORROWER shall provide to BANK monthly summaries of all grain hedging transactions, from the entity providing BORROWER’s grain hedging account(s), and from any entity providing BORROWER with an ethanol or natural gas hedging account(s), monthly summaries of all ethanol and natural gas hedging transactions.
6.1.11 BORROWER will provide BANK with such other information as it may reasonably request.
6.1.12 BORROWER will deliver to BANK, no later than thirty- (30) days prior to its fiscal year end, its projected financial statements for the ensuing fiscal year, and a budget of BORROWER’s projected capital expenditures for the ensuing fiscal year (“CAPEX BUDGET”).
6.2 Financial Covenants. At all times that any amounts are outstanding under any OBLIGATION, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless BANK shall otherwise agree in writing, BORROWER agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the capitalized definitions:
6.2.1 BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO, measured on a rolling four quarters trailing basis at the end of each full fiscal quarter, of no less than 1.25:1.0, for all periods following the CONSTRUCTION LOAN TERMINATION DATE; provided, however, the FIXED CHARGE COVERAGE RATIO shall be measured as follows for the first three fiscal quarters after the CONSTRUCTION LOAN TERMINATION DATE:
first fiscal quarter: on a rolling one quarter basis at the end of the first fiscal quarter;

second fiscal quarter: on a rolling two quarter basis at the end of the second fiscal quarter;
third fiscal quarter: on a rolling three quarter basis at the end of the third fiscal quarter.
The FIXED CHARGE COVERAGE RATIO shall be tested by BANK quarterly on a fiscal quarter basis commencing at the end of the first full fiscal quarter after the CONSTRUCTION LOAN TERMINATION DATE.
6.2.2 After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall maintain NET WORTH of not less than $65,000,000.00. The required minimum NET WORTH of BORROWER shall be measured annually at the end of each fiscal year of BORROWER, and shall increase each fiscal year commencing on or after the CONSTRUCTION LOAN TERMINATION DATE by an amount equal to the greater of (a) $500,000.00 or (b) the amount of undistributed earnings accumulated during the fiscal year just ended (less any allowable distributions attributable to the just ended fiscal year’s earnings).
6.2.3 For each fiscal year following the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall determine and report to BANK, within 120 days after the end of each such fiscal year, the amount of its EXCESS CASH FLOW for such ended fiscal year. Effective on the 120th day after the end of each fiscal year following the CONSTRUCTION LOAN TERMINATION DATE (each such day, an “EXCESS CASH FLOW REDUCTION DATE”), the MAXIMUM AVAILABILITY on the LONG TERM REVOLVING NOTE shall reduce by an amount equal to twenty percent (20%) of the EXCESS CASH FLOW for said ended fiscal year; provided, however, that, the maximum amount of such reduction for any fiscal year shall not exceed $4,000,000.00, and the maximum amount of such reduction during the term of this AGREEMENT shall not exceed $12,000,000.00 in the aggregate. By the payment due date on the LONG TERM REVOLVING LOAN immediately following an EXCESS CASH FLOW REDUCTION DATE or a REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance on the LONG TERM REVOLVING NOTE, the amount necessary to reduce the outstanding principal amount of the LONG TERM REVOLVING NOTE so that it is within the MAXIMUM AVAILABILITY applicable after each EXCESS CASH FLOW REDUCTION DATE or REDUCTION DATE, as applicable. Such reduction payments shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT or the LONG TERM REVOLVING NOTE.
6.2.4 BORROWER shall maintain the following minimum WORKING CAPITAL during the periods stated below, measured continuously:

Minimum
Period	WORKING CAPITAL
Beginning with the first day of the fourth month after the CONSTRUCTION LOAN TERMINATION DATE through the seventh month after the CONSTRUCTION LOAN TERMINATION DATE	$4,000,000.00
Beginning with the first day of the eighth month through the twelfth month after the CONSTRUCTION LOAN TERMINATION DATE	$7,000,000.00
Beginning with the first day of the thirteenth month after the CONSTRUCTION LOAN TERMINATION DATE until payment in full of the TERM LOANS	$10,000,000.00
For the purpose of this covenant, the amount of any available borrowing under LONG TERM REVOLVING NOTE shall constitute an addition to WORKING CAPITAL.
6.3 Affirmative Covenants. During the time period that any amounts are outstanding under any OBLIGATION, this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless BANK shall otherwise agree in writing, BORROWER shall:
6.3.1 Diligently proceed with construction of the PROJECT in material compliance with the PLANS and in accordance in all material respects with all applicable laws and ordinances, and complete the PROJECT by the COMPLETION DATE.
6.3.2 Use the proceeds of each of the disbursements under the CONSTRUCTION LOAN solely for the purposes set forth in this AGREEMENT.
6.3.3 Use its reasonable best efforts to require the DESIGN-BUILDER and each SUBCONTRACTOR to comply in all material respects with all rules, regulations, ordinances and laws bearing on its conduct of work on the PROJECT.
6.3.4 Provide and maintain at all times during the process of building the PROJECT and, from time to time at the request of BANK, furnish BANK with proof of payment of premiums on:
(i) Builders’ Risk completed value form insurance insuring the PROJECT (and after completion of the PROJECT, a permanent All Risk property policy of insurance with coverage equal to the replacement cost of the facility, as well as casualty/umbrella (Commercial General Liability) insurance) insuring the PROJECT, against all risks, including flood, earthquake, and mechanical and electrical breakdown including testing to the full value of the PROJECT (subject to reasonable loss deductible provisions). BANK’s interest shall be protected by naming BANK as additional insured on the liability policies and loss payee on the property policies;

(ii) Casualty (Commercial General Liability) & Umbrella insurance (including products and completed operations, operations of subcontractors, and contractual liability insurance) with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy. BANK’s interest shall be protected by naming BANK as an additional named insured on all such policies;
(iii) State worker’s compensation insurance, with statutory limits, and Employer’s Liability coverage with coverage of no less than $500,000.00.
(iv) Business automobile liability insurance insuring all vehicles on the site, including hired and non-owned liability with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy.
(v) Environmental coverage shall be provided for clean up and removal once the Project becomes operational (unless the condition precedent site survey and soil tests establish adverse findings which may generate the need for environmental coverage prior to operation), but only insofar as it is reasonably required by BANK.
(vi) Directors/Officers errors and omissions coverage of no less than $3,000,000.00.
(vii) By the COMPLETION DATE, Business Interruption and Extra Expense insurance equal to 100% of the projected revenue loss during a potential interruption of production of not less than six months.
The policies of insurance required pursuant to clauses (i) and (ii) above shall be in form and content satisfactory to BANK and shall be placed with financially sound and reputable insurers. The policy of insurance referred to in clause (i) above shall contain an agreement of the insurer to give not less than thirty (30) days’ advance written notice to BANK in the event of cancellation of such policy or change affecting the coverage there under. Acceptance of insurance policies referred to above shall not bar BANK from requiring additional insurance, which it reasonably deems necessary.
6.3.5 Assign to BANK, in form acceptable to BANK, all equipment and systems warranties relating to the PROJECT, together with all contracts for natural gas, electricity, water and other utilities, grain procurement contracts, grain and ethanol hedging contracts, as the same are obtained by BORROWER following CLOSING, together with all consents from the vendors and other parties under such contracts.
6.3.6 Maintain accurate and complete books, accounts and records pertaining to the PROPERTY and the PROJECT and its ongoing and continuing operations in form and substance reasonably satisfactory to BANK. BORROWER will permit BANK, at BANK’s expense if BANK employees makes the inspection, but at BORROWER’s expense if BANK contracts with third parties at reasonable expense to make the inspection, to examine upon reasonable notice all books, records, contracts, plans, drawings, PERMITS, bills and statements of account pertaining to the PROJECT and to inspect upon reasonable notice all books and records pertaining to its operations and to make extracts therefrom and copies thereof.
6.3.7 Cause to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it except those which BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.
6.3.8 Allow BANK and BANK’s representatives, at any time upon reasonable notice, and at its expense, to conduct such inspections of the PROJECT and BORROWER’s assets, books and records as BANK may deem necessary for the protection of BANK’s interest. Provided, however, such inspections shall occur during regular business hours, or such other time as BORROWER and BANK may agree, shall not occur more frequently than twice per fiscal year unless there shall have occurred and be continuing an EVENT OF DEFAULT and shall not unreasonably interfere with BORROWER’s business operations. Any such inspections shall be made and any certificates issued are solely for the benefit and protection of BANK, and BORROWER shall not be entitled to rely thereon.
6.3.9 Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.
6.3.10 Comply in all material respects with all laws and regulations applicable to its form of organization, offering, sale and regulation of securities, business, and the ownership of its property and the ownership and operation of the PROJECT on the PROPERTY.
6.3.11 Maintain and preserve all PERMITS, licenses, rights, privileges, charters and franchises that it is required to hold to construct and operate the PROJECT.
6.3.12 Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on BORROWER or the operation of the PROJECT.
6.3.13 Maintain primary banking accounts (including those accounts containing BORROWER’s equity capital) at BANK, other than as otherwise agreed by BANK. BANK agrees that BORROWER’s payroll and other non-primary accounts may be maintained at local financial institutions on the conditions that, (i) if required by BANK, BORROWER, BANK and such local financial institution enter into a control agreement to perfect BANK’s security interest in such accounts, (ii) that deposits in such accounts do not exceed at any time $250,000,000 and (iii) that BORROWER provide BANK with copies of the monthly statements relating to such deposit accounts.

6.3.14 BORROWER shall execute and deliver to BANK no later than 90 days following CLOSING such SWAP CONTRACTS as BANK shall require, in form satisfactory to BANK.
6.4 Negative Covenants. During the time period that any amounts are outstanding under any OBLIGATION, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless BANK shall otherwise agree in writing, BORROWER shall not:
6.4.1 Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of BANK; (ii) liens, assignments, or subordinations outstanding on the date of this AGREEMENT and disclosed in advance to BANK in writing and approved by BANK; (iii) liens for taxes or assessments or other governmental charges not delinquent or which BORROWER is contesting in good faith and for which, if required under GAAP or by BANK, BORROWER has reserved against such taxes, assessments or governmental charges in an amount reasonably satisfactory to BANK; (iv) liens which secure purchase money indebtedness allowed under this AGREEMENT; (v) liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation, but only if any such lien is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and has established reserves which BANK reasonably deems sufficient to satisfy such lien in the event of an adverse determination; and (vi) liens created in favor of a hedging account entity and described in the control agreements to which such hedging account entity, BORROWER and BANK are party.
6.4.2 Agree or consent to any material changes in the PLANS, any material changes in the terms and provisions of the CONSTRUCTION CONTRACT or, to any one change order in an amount exceeding $100,000.00, or all change orders when combined exceeding $500,000.00, or any material change to any other contract identified in Section 4 of this AGREEMENT.
6.4.3 Incorporate in the PROJECT any materials, fixtures or property that are subject to the claims of any other person, whether pursuant to conditional sales contract, security agreement, lease, mortgage, except as permitted under Section 6.4.1.
6.4.4 Lease, sell, transfer, convey, assign, or otherwise transfer all or any material part of the interest of BORROWER in the PROJECT or the PROPERTY.
6.4.5 Make any changes in BORROWER’S plant operations manager or general manager for the PROJECT without the prior written consent of BANK, which consent shall not be unreasonably withheld.
6.4.6 Engage in any line of business materially different from that presently engaged in by BORROWER.

6.4.7 Make any change to its organizational structure as a limited liability company.
6.4.8 Make any material changes in its accounting procedures for tax or other purposes.
6.4.9 Incur any INDEBTEDNESS except: (1) debt arising under this AGREEMENT or another agreement with BANK (including, but not limited to, SWAP CONTRACTS and documentation relating to letters of credit); (ii) unsecured trade credit incurred in the ordinary course of business; (iii) indebtedness in existence on the date of this AGREEMENT and disclosed in advance to BANK in writing and approved by BANK, and (iv) indebtedness set forth on Schedule 6.4.9, attached hereto and by this reference made a part hereof, if any. BORROWER shall not borrow other than pursuant to this AGREEMENT or as otherwise permitted hereunder, without permission of BANK. Provided, however, BANK consents to BORROWER in the ordinary course of its business, borrowing up to $100,000.00 each year, without further permission from BANK.
6.4.10 Consolidate, or merge or pool or syndicate or otherwise combine with any other entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any entity directly or indirectly controlling or affiliated with or controlled by BORROWER, or any other entity, or to any partner or employee of BORROWER, or of any such entity.
6.4.11 Make, or commit to make, capital expenditures (including the total amount of any capital leases, but excluding BANK approved plant construction) in an aggregate amount exceeding $1,000,000.00 in any single fiscal year, nor capital expenditures not included in a BANK approved CAPEX BUDGET.
6.4.12 Make or pay, without the prior written consent of BANK, which written consent will not be unreasonably withheld, in and for any fiscal year, distributions to members or shareholders of BORROWER in excess of the TAX DISTRIBUTIONS permitted below and distributions permitted below based on BORROWER’s previous fiscal year’s net income.
(i) TAX DISTRIBUTIONS. So long as no EVENT OF DEFAULT has occurred and is continuing, BORROWER may make TAX DISTRIBUTIONS to its members within thirty (30) days prior to each June 15, September 15 and January 15, each in an amount equal to one fourth (1/4) of the estimated income tax liability to be incurred for such year by BORROWER’s members by reason of their membership interest in BORROWER, based upon the most recent financial information available.
(ii) Final TAX DISTRIBUTION. BORROWER may make a final TAX DISTRIBUTION to its members within thirty (30) days prior to each April 15, so long as (a) no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of such final TAX DISTRIBUTION described herein and the distributions permitted in Subsection 6.4.12(iii) below, (b)

BORROWER has delivered to BANK BORROWER’s annual audited financial statements and compliance statements as required in this AGREEMENT and (c) BORROWER is in compliance with all of the financial and other covenants provided for in this AGREEMENT and will remain so after giving effect to the payment of such final TAX DISTRIBUTION described herein and the distributions permitted in Subsection 6.4.12(iii) below, in an amount not to exceed the positive difference between the total tax liability of BORROWER’s members incurred by reason of their membership interest in BORROWER and the amounts previously distributed to such members pursuant to Subsection 6.4.12(i) above, provided, that if the difference between the total tax liability of BORROWER’s members incurred by reason of their membership interest in BORROWER and the amounts previously distributed to such members pursuant to Subsection 6.4.12(i) above is zero or a negative number, then no final TAX DISTRIBUTION may be made by BORROWER under this Subsection 6.4.12(ii).
(iii) Net Income Distributions. So long as (a) no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of the distribution described in this Subsection 6.4.12(iii) and the year ending quarter TAX DISTRIBUTION described in Subsection 6.4.12(ii) above, (b) BORROWER has delivered to BANK BORROWER’s annual audited financial statements and compliance statements as required in this AGREEMENT and (c) BORROWER is in compliance with all of the financial and other covenants provided for in this AGREEMENT and will remain so after giving effect to the payment of such distribution described in this Subsection 6.4.12(iii) and the year ending quarter TAX DISTRIBUTION described Subsection 6.4.12(ii) above, BORROWER may make one distribution of net income each fiscal year based upon the net income of BORROWER for the immediately preceding fiscal year in an amount not to exceed the percentage of BORROWER’s net income for such preceding fiscal year determined as follows:

If BORROWER’s ratio of INDEBTEDNESS	Allowable
to NET WORTH is:	distributions up to:
Greater than or equal to 1.00 : 1.00	50%
Less than 1.00 : 1.00 but greater than 0.75 : 1.00	60%
Less than 0.75 : 1.00	70%
Notwithstanding anything contained in this Agreement to the contrary, in no event shall any distributions, including, but not limited to TAX DISTRIBUTIONS, be made prior to BORROWER’s full payment and satisfaction of all of BORROWER’s OBLIGATIONS which have accrued to the date of payment of such distributions (including TAX DISTRIBUTIONS), and the application of EXCESS CASH FLOW as provided for in Section 6.2.3 of this Agreement above.

6.4.13 Assume, guarantee, endorse or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding at the time of execution of this AGREEMENT and disclosed to BANK in writing.
6.4.14 Make sales to or purchases from any affiliate of BORROWER or extend credit or make payments for services rendered by any affiliate of BORROWER, unless such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to BORROWER as the terms and conditions which would apply in a similar transaction with a person or party not an affiliate of BORROWER.
6.4.15 Sell or dispose of all or substantially all its assets.
6.4.16 Redeem, purchase, or retire any of its membership interests or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding membership interests of BORROWER; provided however, that BORROWER may redeem, purchase or retire its membership interest with funds that otherwise would be available for distribution pursuant to Section 6.4.12(iii) above.
SECTION 7 EVENTS OF DEFAULT, Rights and Remedies.
7.1	EVENTS OF DEFAULT. Each of the following shall be an EVENT OF DEFAULT and give BANK the right to exercise its remedies under this AGREEMENT:
7.1.1 BORROWER shall fail to pay when due any OBLIGATIONS or any other installment of principal or interest or fee payable to BANK.
7.1.2 BORROWER shall fail to provide reports and other information and otherwise comply with the provisions of Section 6.1 above when due or within five (5) BANKING DAYS thereafter.
7.1.3 BORROWER shall fail to observe or perform any other obligation to be observed or performed by it hereunder (other than BORROWER’s obligations under Sections 4, 6.1, 6.2, 6.3.2, 6.3.4, 6.3.8, 6.3.13 and Section 6.4 hereof) or under any of the LOAN DOCUMENTS, and such failure continues for five (5) BANKING DAYS after performance of the same is due.
7.1.4 BORROWER shall fail to pay any INDEBTEDNESS in an aggregate principal amount in excess of $100,000.00 due any third party, and such failure shall continue beyond any applicable grace period, or BORROWER shall default under any material agreement binding BORROWER, and such default shall continue beyond any applicable grace period.
7.1.5 Any financial statement, representation, warranty, or certificate made or furnished by or with respect to BORROWER to BANK in connection with this AGREEMENT, or as an inducement to BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to BANK hereunder, shall be materially false, incorrect, or incomplete when made.
7.1.6 BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors.
7.1.7 Proceedings in bankruptcy, or for reorganization of BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by BORROWER and, except with respect to any such proceedings instituted by BORROWER, shall not be discharged within sixty (60) days of their commencement.
7.1.8 A receiver or trustee shall be appointed for BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of BORROWER, and except with respect to any such appointments requested or instituted by BORROWER, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by BORROWER, such proceedings shall not be discharged within sixty (60) days of their commencement, or BORROWER shall discontinue business or materially change the nature of its business.
7.1.9 BORROWER shall suffer final judgments for payment of money aggregating in excess of $100,000.00 which are not covered, without reservation, by insurance and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.
7.1.10 A judgment creditor of BORROWER shall obtain possession of any of BANK’s collateral by any means, including (without implied limitation) attachment, levy, distraint, replevin, or self-help which is reasonably likely to have a MATERIAL ADVERSE EFFECT.
7.1.11 The construction of the PROJECT is abandoned or shall be unreasonably delayed or be discontinued for a period of fifteen (15) consecutive calendar days, in each instance for reasons other than acts of God, fire, storm, adverse weather, strikes, blackouts, labor difficulties, riots, inability to obtain materials, equipment or labor, governmental restrictions or any similar cause not subject to BORROWER’s control and other than a change in the DESIGN-BUILDER as provided in Section 7.1.14.
7.1.12 BORROWER at any time prior to the completion of the PROJECT, shall delay construction or suffer construction to be delayed for any period of time, for any reason whatsoever, so that the completion of the PROJECT in accordance with the PLANS approved by BANK cannot be accomplished, in the reasonable judgment of BANK, by the COMPLETION DATE.

7.1.13 The PROJECT is materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of BANK, is not adequately covered by insurance actually collected or in the process of collection.
7.1.14 Fagen, Inc. shall cease to be the DESIGN-BUILDER and BORROWER has not replaced the DESIGN-BUILDER, within thirty (30) days following the termination of the same with the replacement contractor to the satisfaction of BANK, which BANK approval shall not be unreasonably withheld, but which approval may include a bonding requirement in the reasonable exercise of BANK’s judgment.
7.1.15 Any entity described in any MARKETING AND RISK MANAGEMENT CONTRACTS approved by BANK ceases to be the marketing agent of BORROWER, and BORROWER has not within thirty (30) days following termination of any of the foregoing obtained a replacement to BANK’s satisfaction, which BANK approval will not be unreasonably withheld.
7.1.16 BORROWER shall fail to maintain a plant operations manager or general manager with previous ethanol plant experience, or if BORROWER has not within thirty (30) days following a termination of any such person obtained a replacement to BANK’s satisfaction, which BANK approval shall not unreasonably be withheld.
7.1.17 The filing of any mechanics’, construction, materialmens’ or similar liens upon the PROPERTY and/or against the PROJECT which are not released or bonded against (in a manner satisfactory to BANK) for a period in excess of ten (10) BANKING DAYS after the filing date of such lien, unless such lien is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and has established reserves which BANK reasonably deems sufficient to satisfy such lien in the event of an adverse determination.
7.1.18 If BORROWER defaults under, or suffers a default to exist under, or fails to comply with, keep or perform its obligations under, the CONSTRUCTION CONTRACT or any other contract relating to the PROJECT to which BORROWER is a party, or the CONSTRUCTION CONTRACT or any such other contract relating to the PROJECT is terminated without the prior written consent of BANK, which consent shall not be unreasonably withheld.
7.1.19 The occurrence of a material deviation or change in the PLANS approved by BANK without the prior written approval of BANK, which approval shall not be unreasonably withheld.
7.1.20 BORROWER fails to timely comply with its obligations contained in that certain post-closing letter agreement of even date herewith between BANK and BORROWER relating to BORROWER’s post-closing obligations.

7.1.21 BORROWER defaults under any contract for the provision of electricity, natural gas, water or water service or any other utility, or any such contract is terminated, revoked, altered, amended or restated without the prior written consent of BANK.
7.1.22 BORROWER defaults under any grain procurement contract or any such contract is terminated, revoked, altered, amended or restated without the prior written consent of BANK.
7.1.23 BORROWER fails to timely make any payment required after an EXCESS CASH FLOW REDUCTION DATE or REDUCTION DATE to bring the outstanding principal balance of the LONG TERM REVOLVING NOTE within the MAXIMUM AVAILABILITY after each such EXCESS CASH FLOW REDUCTION DATE or REDUCTION DATE.
7.2 Rights and Remedies. If an EVENT OF DEFAULT shall have occurred and be continuing, BANK may refrain from making any further disbursements hereunder (but BANK may make disbursements after the occurrence of such an EVENT OF DEFAULT without thereby waiving its rights and remedies hereunder), and BANK may exercise any or all of the following rights and remedies:
7.2.1 BANK may declare the OBLIGATIONS to be terminated, whereupon the same shall forthwith terminate, and BANK shall have no further obligation to make any advances thereunder.
7.2.2 BANK may declare the entire unpaid principal amount of the OBLIGATIONS then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this AGREEMENT to be forthwith due and payable, whereupon the OBLIGATIONS, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by BORROWER.
7.2.3 BANK may exercise and enforce its rights and remedies under any or all of the LOAN DOCUMENTS.
7.2.4 BANK may enter upon the PROPERTY, if allowed under applicable law, and take possession thereof, together with the PROJECT then in the course of construction, and proceed either in its own name or in the name of BORROWER, as the attorney-in-fact of BORROWER (which authority is coupled with an interest and is irrevocable by BORROWER) to complete or cause to be completed the PROJECT, at the cost and expense of BORROWER. If BANK elects to complete or cause to be completed the PROJECT, it may do so according to the PLANS or according to such changes, alterations or modifications in and to the PLANS as BANK may reasonably deem appropriate; and BANK may enforce or cancel all contracts let by BORROWER relating to construction of the PROJECT, and/or let other contracts which in BANK’s sole judgment, BANK deems advisable; and BORROWER shall forthwith turn over and duly assign to BANK, as BANK may from time to time require, contracts not already assigned to BANK relating to construction of the PROJECT, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the PROJECT, whether paid or not, and any other instruments or records in the possession of BORROWER pertaining to the PROJECT. In addition, BANK and it contractors and agents may utilize all or any part of the labor, materials, equipment, fixtures and articles of personal property contracted for by BORROWER, whether or not previously incorporated into the PROJECT, and BANK may pay, settle or compromise all bills or claims which may become a lien against the PROPERTY and/or the PROJECT, or any portion thereof. BORROWER shall be liable under this AGREEMENT to pay to BANK, on demand, any amount or amounts reasonably expended by BANK in so completing the PROJECT, together with any reasonable costs, charges, or expenses incident thereto or resulting therefrom, all of which shall be secured by the LOAN DOCUMENTS. In the event that a proceeding is instituted against BORROWER for recovery and reimbursement of any moneys expended by BANK in connection with the completion of the PROJECT, a statement of such expenditures, verified by the affidavit of an officer of BANK, shall be prima facie evidence of the amounts so expended and of the appropriateness and advisability of such expenditures; and the burden of proving to the contrary shall be upon BORROWER. BANK shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the PROJECT and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of BANK, to complete the PROJECT, BORROWER agrees to promptly deliver and pay to BANK such sum or sums of money as BANK may from time to time demand for the purpose of completing the PROJECT or of paying any liability, charge or expense which may have been incurred or assumed by BANK under or in performance of this AGREEMENT, or for the purpose of completing the PROJECT. It is expressly understood and agreed that in no event shall BANK be obligated, or liable in any way to complete the PROJECT or to pay for the costs of construction thereof beyond the amount of the CONSTRUCTION LOAN.
7.2.5 BANK may exercise any other rights and remedies available to it by law, in equity or agreement.
SECTION 8 Miscellaneous.
8.1 Inspections. In addition to the inspections provided for under Section 6.3.8 of this AGREEMENT above, BORROWER and the DESIGN-BUILDER shall be responsible for making inspections of the PROJECT during the course of construction and shall determine to their own satisfaction that the work done or materials supplied by the DESIGN-BUILDER or any general contractor or SUBCONTRACTOR to whom payment is to be made out of each disbursement has been properly done or supplied in accordance with the CONSTRUCTION CONTRACT. If any work done or materials supplied by the DESIGN-BUILDER or any SUBCONTRACTOR are not satisfactory to BORROWER and/or its DESIGN-BUILDER and the same is not remedied within fifteen (15) days of the discovery thereof, BORROWER will immediately notify BANK in writing of such fact. It is expressly understood and agreed that BANK and the INDEPENDENT

INSPECTOR or other party designated by BANK may conduct such inspections of the PROJECT, subject to the limitations expressed in this AGREEMENT, as BANK may deem necessary for the protection of BANK’s interest, and that any inspections which may be made of the PROJECT by BANK will be made, solely for the benefit and protection of BANK, and that BORROWER will not rely thereon.
8.2 Indemnification by BORROWER. BORROWER shall bear all loss, expense (including reasonable attorneys’ fees) and damage in connection with, and agrees to reimburse, indemnify, defend and hold harmless BANK, its agents, servants and employees from, all claims, demands and judgments made or recovered against BANK, its agents, servants and employees, because of damages, fines, fees, penalties or other charges, bodily injuries, including death at any time resulting there from, and/or because of damages to property (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction of the PROJECT, the operation of the PROJECT, permits applicable to the PROJECT (including, but not limited to, noncompliance with such permits) and other matters relating to the PROJECT, whether or not due to any act of omission or commission, including negligence of BORROWER or the DESIGN-BUILDER or of its or their employees, servants or agents, other than gross negligence or willful misconduct of BANK or its agents. BORROWER’s liability hereunder shall not be limited to the extent of insurance carried by or provided by BORROWER or subject to any exclusion from coverage in any insurance policy. OBLIGATIONS of BORROWER under this Section shall survive the payment of the CONSTRUCTION NOTE and the TERM NOTES. Notwithstanding the foregoing, BORROWER’s liability hereunder shall terminate at such time as a private or governmental plaintiff is barred by the applicable statute of limitations from bringing a claim for the actions giving rise to BANK’s claim for indemnification hereunder.
8.3 No Waiver; Cumulative Remedies. No failure or delay on the part of BANK in exercising any right, power or remedy under the LOAN DOCUMENTS shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the LOAN DOCUMENTS. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law or in equity.
8.4 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any of the LOAN DOCUMENTS or consent to any departure by BORROWER therefrom shall be effective unless the same shall be in writing and signed by BANK and BORROWER, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on BORROWER in any case shall entitle BORROWER to any other or further notice or demand in similar or other circumstances.
8.7 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and sent by first class certified mail, return receipt requested, recognized overnight courier or telecopy (if by telecopy with a confirmation mailed within two BUSINESS DAYS thereafter), to the applicable party at its address indicated below:

If to BORROWER:	Cardinal Ethanol, LLC 2 Omco Square, Suite 201 P.O. Box 501 Winchester, Indiana 47394
Attention: Troy Prescott
Telecopy: (765) 584-2224

If to BANK:	First National Bank of Omaha 1620 Dodge St. STOP 1050 Omaha, NE 68197-1050
Attention: Fallon Savage
Telecopy: 402-633-3519
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails or with an overnight courier, addressed as aforesaid, or, when telecopied, is effective when confirmation of receipt is received, except that notices or requests to BANK pursuant to any of the provisions hereunder shall not be effective until received by BANK.
8.8 Time of Essence. Time is of the essence in the performance of this AGREEMENT.
8.9 Execution in Counterparts. The LOAN DOCUMENTS may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
8.10 Binding Effect, Assignment. The LOAN DOCUMENTS to which they are parties shall be binding upon and inure to the benefit of BORROWER and BANK and their respective successors and assigns, except that BORROWER shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of BANK.
8.11 Governing Law. The LOAN DOCUMENTS, to the extent they do not otherwise provide, shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.
8.12 Severability of Provisions. Any provision of this AGREEMENT, which is prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
8.13 Headings. Section headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

8.14 Integration. This AGREEMENT supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.
8.15	Participations. Notwithstanding any other provision of this AGREEMENT, BORROWER understands that BANK may enter into participation agreements with other lenders whereby BANK will allocate a certain percentage of the OBLIGATIONS to them. BORROWER specifically permits and authorizes BANK to exchange financial information about BORROWER with actual or potential participants. BORROWER acknowledges that, for the convenience of all parties, this AGREEMENT is being entered into with BANK only and that its obligations under this AGREEMENT are undertaken for the benefit of, and as an inducement to, each of the Participating Lenders as well as BANK, and BORROWER hereby grants to each of the Participating Lenders to the extent of its participation in the OBLIGATIONS, the right to set off deposit accounts maintained by BORROWER with such BANK. BORROWER understands that the terms of such participation agreements with any of the participants will limit BANK’s rights to amend, waive or modify the terms and conditions of this AGREEMENT without the express written consent of all or a designated percentage of such participants.
A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CRDINAL ETHANOL, LLC

By:	/s/ Troy Prescott Troy Prescott, President

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Fallon Savage Fallon Savage, Commercial
Loan Officer

STATE OF INDIANA	)
	)	ss.
COUNTY OF Marion	)
          On this 19th day of December, 2006, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing Construction Loan Agreement for and on behalf of such limited liability company.

Linda L. Schmidt Notary Public

Notary Public (Printed Signature)

My County of Residence Is:

My Commission Expires:

SEAL                      OFFICIAL SEAL
LINDA L. SCHMIDT
NOTARY PUBLIC INDIANA
RESIDENT OF
MARION COUNTY
MY COMMISSION EXPIRES: JUNE 29, 2011

EXHIBIT A
Construction Note
CONSTRUCTION NOTE

Note Date: December 19, 2006	$83,000,000.00
Maturity Date: April 8, 2009
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Eighty-Three Million and No/100 Dollars ($83,000,000.00), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This CONSTRUCTION NOTE is executed pursuant to a Construction Loan Agreement (“LOAN AGREEMENT”) between BORROWER and BANK dated of even date herewith. All capitalized terms not otherwise defined in this CONSTRUCTION NOTE shall have the meanings provided in the LOAN AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding on the CONSTRUCTION LOAN shall accrue, for the period through and including the CONSTRUCTION LOAN TERMINATION DATE, at a rate equal to the one month LIBOR RATE plus three hundred (300) basis points from time to time until maturity, and at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and will adjust monthly as described in the LOAN AGREEMENT.
REPAYMENT TERMS. Until the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, interest only shall be payable quarterly, commencing March 8, 2007. On the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, all principal and accrued interest shall be due and payable. The LOAN AGREEMENT describes the TERM NOTES that may be used by BORROWER to pay this CONSTRUCTION NOTE.
PREPAYMENT. The LOAN AGREEMENT contains provisions regarding prepayment.
ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference. BORROWER agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by BANK if this CONSTRUCTION NOTE is not paid as provided above. This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska, exclusive of its choice of laws principles.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.
[SIGNATURE PAGE FOLLOWS]
Executed as of the Note Date first above written.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By:
Troy Prescott, President

STATE OF INDIANA	)
	)	ss.
COUNTY OF	)
          On this 19th day of December, 2006, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing Construction Note for and on behalf of such limited liability company.

Notary Public

Notary Public (Printed Signature)

My County of Residence Is:

My Commission Expires:

EXHIBIT B
Fixed Rate Note
FIXED RATE NOTE

Note Date:	$41,500,000.00
Maturity Date:
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Forty-One Million Five Hundred Thousand and 00/100 Dollars ($41,500,000.00), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This FIXED RATE NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of December 19, 2006, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at a per annum rate equal to the three month LIBOR RATE plus 300 basis points on the Note Date referenced above and adjusting as provided for in the AGREEMENT, and at the three month LIBOR RATE plus 900 basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.
REPAYMENT TERMS. Principal shall be due and payable in the amounts and on the dates set forth in Schedule I attached to the AGREEMENT, and incorporated herein by reference, and accrued and unpaid interest shall be due and payable in arrears on the same dates that principal installments are due. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on                                         , if not sooner paid.
PREPAYMENT. BORROWER may prepay this FIXED RATE NOTE in full or in part at any time. Provided, however, a condition of any prepayment of all of this FIXED RATE NOTE, the VARIABLE RATE NOTE and the LONG TERM REVOLVING NOTE is that certain fees shall be paid to BANK. If such complete prepayment occurs within the first two (2) years following the CONSTRUCTION LOAN TERMINATION DATE, a fee of one percent (1%) of the original principal amount of this FIXED RATE NOTE shall be paid to BANK. In the event that BORROWER pre-pays all of this FIXED RATE NOTE and except as to such payments as are required by the AGREEMENT, BORROWER shall pay BANK a breakage fee sufficient to make BANK whole for any expenses relating to breaking fixed interest rates, which BANK shall apportion among its participants. Any prepayment may be applied in inverse order of maturity or as BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.
ADDITIONAL TERMS AND CONDITIONS. This FIXED RATE NOTE is executed pursuant to the AGREEMENT. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this FIXED RATE NOTE by reference.
The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this FIXED RATE NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this FIXED RATE NOTE without in any way waiving or affecting any acceleration of this FIXED RATE NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this FIXED RATE NOTE made by BANK.
Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this FIXED RATE NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this FIXED RATE NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this FIXED RATE NOTE.
[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By

Troy Prescott, President

STATE OF INDIANA	)
	)	ss.
COUNTY OF	)
          Before me, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

Notary Public-Signature

Notary Public-Printed Name

Date:

My commission expires:

My County of Residence:                                          County, Indiana

EXHIBIT C
Variable Rate Note
VARIABLE RATE NOTE

Note Date:	$31,500,000.00
Maturity Date:
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Thirty-One Million Five Hundred Thousand and 00/100 Dollars ($31,500,000.00), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This VARIABLE RATE NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of December 19, 2006, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue based on the three month LIBOR RATE plus 300 basis points from time to time until maturity as provided for in the AGREEMENT, and at a rate equal to the three month LIBOR RATE plus 900 basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.
INCENTIVE PRICING. The interest rate applicable to this VARIABLE RATE NOTE is subject to reduction after a date six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.
REPAYMENT TERMS. Interest and principal shall be due and payable at the times, in the amounts and applied in the manner provided for in Section 2.5 of the AGREEMENT. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date, if not sooner paid.
PREPAYMENT. BORROWER may prepay this VARIABLE RATE NOTE in full or in part at any time; provided, however, that any prepayment fees provided for in the AGREEMENT shall be due at the time of any such prepayment. Any prepayment may be applied in inverse order of maturity or as BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. This VARIABLE RATE NOTE is executed pursuant to the AGREEMENT. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this VARIABLE RATE NOTE by reference.
The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this VARIABLE RATE NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this VARIABLE RATE NOTE without in any way waiving or affecting any acceleration of this VARIABLE RATE NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this VARIABLE RATE NOTE made by BANK.
Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this VARIABLE RATE NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this VARIABLE RATE NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this VARIABLE RATE NOTE.
[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By

Troy Prescott, President

STATE OF INDIANA	)
	)	ss.
COUNTY OF	)
          Before me, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

Notary Public-Signature

Notary Public-Printed Name

Date:

My commission expires:

My County of Residence:                                          County, Indiana

EXHIBIT D
Long Term Revolving Note
LONG TERM REVOLVING NOTE

Note Date:	$10,000,000.00
Maturity Date:
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This LONG TERM REVOLVING NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of December 19, 2006, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue based on the one month LIBOR RATE plus 300 basis points from time to time until maturity as adjusted as provided for in the AGREEMENT, and at a rate equal to the one month LIBOR RATE plus 900 basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.
REVOLVING FEATURE. Subject to the MAXIMUM AVAILABILITY, BORROWER may reborrow, on a revolving basis, that principal amount repaid on this LONG TERM REVOLVING NOTE. Pursuant to this revolving loan feature BANK will lend BORROWER, from time to time until maturity of this LONG TERM REVOLVING NOTE such sums as BORROWER may request by reasonable same day notice to BANK, received by BANK not later than 11:00 A.M. on Friday, or the next BANKING DAY thereafter, each week but which shall not exceed in the aggregate principal amount at any one time outstanding, the MAXIMUM AVAILABILITY then applicable to this LONG TERM REVOLVING NOTE. BORROWER may borrow, repay and reborrow hereunder, from the date of this LONG TERM REVOLVING NOTE until the maturity of this LONG TERM REVOLVING NOTE, said amount or any lesser sum.
INCENTIVE PRICING. The interest rate applicable to this LONG TERM REVOLVING NOTE is subject to reduction after a date six months subsequent to CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.

REPAYMENT TERMS. Interest and principal shall be due and payable at the times, in the amounts and applied in the manner provided for in Section 2.5 of the AGREEMENT. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date, if not sooner paid. On each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance of this LONG TERM REVOLVING NOTE the amount necessary to reduce the outstanding principal balance of this LONG TERM REVOLVING NOTE so that it is within the MAXIMUM AVAILABILITY applicable on each such REDUCTION DATE and/or EXCESS CASH FLOW REDUCTION DATE.
PREPAYMENT. BORROWER may prepay this LONG TERM REVOLVING NOTE in full or in part at any time; provided, however, that any prepayment fees provided for in the AGREEMENT shall be due at the time of any such prepayment. No payment applied to this LONG TERM REVOLVING NOTE to bring the outstanding principal balance within the MAXIMUM AVAILABILITY shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.
ADDITIONAL TERMS AND CONDITIONS. This LONG TERM REVOLVING NOTE is executed pursuant to the AGREEMENT. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this LONG TERM REVOLVING NOTE by reference.
The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this LONG TERM REVOLVING NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this LONG TERM REVOLVING NOTE without in any way waiving or affecting any acceleration of this LONG TERM REVOLVING NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this LONG TERM REVOLVING NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this LONG TERM REVOLVING NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this LONG TERM REVOLVING NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this LONG TERM REVOLVING NOTE.
[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By

Troy Prescott, President

STATE OF INDIANA	)
	)	ss.
COUNTY OF	)
          Before me, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

Notary Public-Signature

Notary Public-Printed Name

Date:

My commission expires:

My County of Residence:                                          County, Indiana

EXHIBIT E
Revolving Promissory Note
REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$10,000,000.00
Note Date: December 19, 2006
Maturity Date: December 18, 2007
          On or before December 18, 2007, CARDINAL ETHANOL, LLC (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Ten Million and no/100 Dollars ($10,000,000.00) or so much thereof as may have been advanced by BANK and shown on the records of BANK to be outstanding under this REVOLVING PROMISSORY NOTE and the AGREEMENT (as defined below). Interest on the principal balance from time to time outstanding will be payable at a rate equal to the one month LIBOR RATE plus three hundred (300) basis points from time to time until maturity as such rate will be adjusted as provided for in the AGREEMENT, and at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on the REVOLVING LOAN shall be payable quarterly, in arrears.
          The interest rate applicable to this REVOLVING NOTE is subject to reduction after a date six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.
          This REVOLVING PROMISSORY NOTE is executed pursuant to that certain Construction Loan Agreement dated December 19, 2006 between BANK and BORROWER (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the (“AGREEMENT”). The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this REVOLVING PROMISSORY NOTE by reference. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.
          The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this REVOLVING PROMISSORY NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this REVOLVING PROMISSORY NOTE without in any way waiving or affecting any acceleration of this REVOLVING PROMISSORY NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this REVOLVING PROMISSORY NOTE made by BANK.
          Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this REVOLVING PROMISSORY NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.
          All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.
[SIGNATURE PAGE FOLLOWS]

          Executed as of the Note Date set forth above.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By:
Troy Prescott, President

STATE OF INDIANA	)
	)	ss.
COUNTY OF	)
          Before me, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

Notary Public-Signature

Notary Public-Printed Name

Date: December 19, 2006

My commission expires:

My County of Residence:                                          County, Indiana

EXHIBIT F
Real Estate Description
Tract I, containing 207.623 acres
Situated in the Northeast and Southeast Quarters, both being in Section 17, Township 20 North, Range 15 East, Wayne Township, Randolph County, Indiana, being more particularly described as follows:
Beginning at a mag nail found at the southeast corner of the Southeast Quarter in Indiana State Highway No. 32;
Thence North 89°50’43” West 1993.12 feet (bearing base established from State Plan Coordinates) along the south line of said Southeast Quarter, Indiana State Highway No. 32, to a mag nail set, witness an iron rod set North 00°09’17” East 30.00 feet (all iron rods set are 5/8” rebar with plastic cap stamped “RLS 20400025”);
Thence North 00°09’17” East 332.46 feet, to an iron rod set;
Thence North 89°50’43” West 298.90 feet, to an iron rod set;
Thence South 00°09’17” West 332.46 feet, to a mag nail set on the south line of said Southeast Quarter, witness an iron rod set North 00°09’17” East 30.00 feet;
Thence North 89°50’43” West 502.27 feet, along said south line, in said highway, to a mag nail found at said southwest corner of said Southeast Quarter, witness a concrete post found North 01°31’35” East 30.52 feet;
Thence North 01°31’35” East 2649.53 feet along the west line of said Southeast Quarter, to an iron rod set at the northwest corner of said Quarter (all iron rods set are 5/8” rebar with plastic cap stamped “RLS 20400025”);
Thence North 01°31’35” East 378.81 feet along the west line of said Northeast Quarter, to an iron rod set on the south right-of-way of the New York Central Lines Railroad;
Thence North 77°15’15” East 2775.43 feet along said south right-of-way, to a mag nail set on the east line of said Northeast Quarter, in Randolph County Road 600 East, witness a concrete end post found South 77°15’15” West 21.33 feet;
Thence South 00°40’05” West 1012.22 feet along the east line of said Northeast Quarter, in said County Road to an iron rod found at the southeast corner of said Northeast Quarter;
Thence South 00°23’58” West 2635.04 feet along the east line of said Southeast Quarter, in said road, to the point of beginning, containing 207.623 acres, more or less, there being 43.128 acres, more or less, in the Northeast Quarter and 164.495 acres, more or less, in the Southeast Quarter.

Tract II, containing 87.598 acres
Situated in the Northwest and Southwest Quarters, both in Section 17, Township 20 North, Range 15 East, Wayne Township, Randolph County, Indiana, being more particularly described as follows:
Beginning at a mag nail found at the southeast corner of the Southwest Quarter, in Indiana State Highway No.32, witness a concrete end post found North 01°31’35” East 30.52 feet;
Thence North 89°42’11” West 1320.67 feet (bearing base established from State Plan Coordinates) along the south line of said Southwest Quarter, in said State Highway, to a mag nail set at the Southeast corner of a 63.39 acre tract as recorded in Instrument 0002247, witness a concrete end post found North 01°12’42” East 30.49 feet;
Thence North 01°12’42” East 2652.77 feet along the east line of said 63.39 acre tract, to an iron rod set on the North line of said Southwest Quarter;
Thence North 01°12’42” East 64.26 feet, entering into the Northwest Quarter, to an iron rod set on the south right-of-way of the New York Central Lines Railroad (all iron rods set with plastic cap stamped 7955);
Thence North 77°15’15” East 1377.82 feet along said right-of-way, to an iron rod set on the east line of said Northwest Quarter;
Thence South 01°31’35” West 378.81 feet along the east line of said Northwest Quarter, to an iron rod set at the southeast corner of said Quarter;
Thence South 01°31’35” West 2649.53 feet along the east line of said Southwest Quarter, to the point of beginning, containing 87.598 acres, more or less, there being 80.807 acres, more or less, in the Southwest Quarter and 6.791 acres, more or less, in the Northwest Quarter.

EXHIBIT G
Total Project Cost Statement

SCHEDULE “I” TO CONSTRUCTION LOAN AGREEMENT
AMORTIZATION SCHEDULE — U.S. RULE (NO COMPOUNDING), 360 DAY YEAR
Cardinal Ethanol, LLC Fixed Rate Note
Principal Schedule for Payments Plus Interest
AMORTIZATION SCHEDULE — U.S. Rule (no compounding), 360 Day Year

	Principal	Balance
		$41,500,000.00
1	$683,135.50	$40,816,864.50
2	$687,911.49	$40,128,953.01
3	$693,104.78	$39,435,848.23
4	$707,841.73	$38,728,006.50
5	$731,842.49	$37,996,164.01
6	$747,233.95	$37,248,930.06
7	$754,340.47	$36,494,589.59
8	$770,379.43	$35,724,210.16
9	$803,271.93	$34,920,938.23
10	$811,909.37	$34,109,028.86
11	$821,101.75	$33,287,927.11
12	$838,560.20	$32,449,366.91
13	$871,388.67	$31,577,978.24
14	$882,215.53	$30,695,762.71
15	$893,675.37	$29,802,087.34
16	$912,676.90	$28,889,410.44
17	$945,435.76	$27,943,974.68
18	$958,642.66	$26,985,332.02
19	$972,567.37	$26,012,764.65
20	$26,012,764.65	$0.00